Exhibit 4.1

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.,

as Issuer

the Guarantors party hereto

5.950% Green Senior Unsecured Notes Due 2033

INDENTURE

Dated as of June 24, 2026

U.S. Bank Trust Company, National Association

as Trustee

Table Showing Reflection in Indenture of Certain Provisions

of Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990

Reflected in Indenture

Trust Indenture Act Section		Indenture Section
§ 310	(a)(1)	809
	(a)(2)	809
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	Not Applicable
	(b)	808
§ 311	(a)	813
	(b)	813
§ 312	(a)	901, 902
	(b)	902
	(c)	902
§ 313	(a)	903
	(b)	903
	(c)	903
	(d)	903
§ 314	(a)	904
	(a)(4)	406
	(b)	Not Applicable
	(c)(1)	1301
	(c)(2)	1301
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1301
§ 315	(a)	801
	(b)	802
	(c)	801
	(d)	801
	(e)	713
§ 316	(a)	101, 103
	(a)(1)(A)	707, 711
	(a)(1)(B)	712
	(a)(2)	Not Applicable
	(b)	708
	(c)	1303
§ 317	(a)(1)	703
	(a)(2)	704
	(b)	405
§ 318	(a)	103

NOTE: This table shall not, for any purpose, be deemed to be a part of the Indenture.

Section 318(c) of the Trust Indenture Act provides that the provisions of Sections 310 to and including 317 of the Trust Indenture Act are a part of and govern every qualified indenture, whether or not physically contained therein.

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Article IX HOLDERS’ LISTS AND REPORTS BY THE TRUSTEE, THE COMPANY AND THE GUARANTORS		44
Section 901.	Company to Furnish Trustee Names and Addresses of Holders	44
Section 902.	Preservation of Information; Communications to Holders	44
Section 903.	Reports by Trustee	44
Section 904.	Reports by the Company and the Guarantors	45
Article X SUPPLEMENTAL INDENTURES		45
Section 1001.	Supplemental Indentures Without Consent of Holders	45
Section 1002.	Supplemental Indentures With Consent of Holders	46
Section 1003.	Execution of Supplemental Indentures	47
Section 1004.	Effect of Supplemental Indentures	47
Section 1005.	Conformity with Trust Indenture Act	47
Section 1006.	Notice of Supplemental Indenture; Reference in Notes to Supplemental Indentures	47
Article XI SATISFACTION AND DISCHARGE		48
Section 1101.	Satisfaction and Discharge of Indenture	48
Section 1102.	Application of Trust Money	49
Article XII DEFEASANCE AND COVENANT DEFEASANCE		49
Section 1201.	Defeasance and Discharge	49
Section 1202.	Covenant Defeasance	49
Section 1203.	Conditions to Defeasance or Covenant Defeasance	50
Section 1204.	Deposited Money and U.S	51
Section 1205.	Reinstatement	51
Article XIII MISCELLANEOUS PROVISIONS		51
Section 1301.	Compliance Certificates and Opinions	51
Section 1302.	Form of Documents Delivered to Trustee	52
Section 1303.	Acts of Holders; Record Dates	52
Section 1304.	Notices, Etc., to Trustee, Company and Guarantors	53
Section 1305.	Notice to Holders; Waiver	54
Section 1306.	Effect of Headings and Table of Contents	54
Section 1307.	Successors and Assigns	54
Section 1308.	Separability Clause	55
Section 1309.	Benefits of Indenture	55
Section 1310.	Governing Law	55
Section 1311.	Judgment Currency.	55
Section 1312.	Legal Holidays	55
Section 1313.	No Recourse Against Others	55
Section 1314.	WAIVER OF JURY TRIAL	56
Section 1315.	U.S.A. Patriot Act	56
Section 1316.	Qualification of Indenture	56
Section 1317.	Execution in Counterparts	56

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Schedule I — Guarantors

Appendix A — Transfer Restrictions

Exhibit A — Form of Note

Exhibit B — Form of Transfer Certificate for Transfer or Exchange from Rule 144A Global Note to Regulation S Global Note prior to the Expiration of the Distribution Compliance Period

Exhibit C — Form of Transfer Certificate for the Transfer or Exchange from Rule 144A Global Note to Regulation S Global Note after the Expiration of the Distribution Compliance Period

Exhibit D — Form of Transfer Certificate for Transfer or Exchange from Regulation S Global Note to Rule 144A Global Note prior to the Expiration of the Distribution Compliance Period

Exhibit E — Form of Transfer Certificate for Other Transfers and Exchanges

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INDENTURE, dated as of June 24, 2026, among HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC., a corporation duly formed and existing under the laws of Delaware (the “Company”), each of the Guarantors named herein (the “Guarantors”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its 5.950% Green Senior Unsecured Notes due 2033.

Each Guarantor has duly authorized the execution and delivery of this Indenture to provide for its guarantee of the Notes (the “Guarantees”).

This Indenture is subject to the provisions of the Trust Indenture Act that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

Article I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.           Definitions.

“Act” when used with respect to any Holder, has the meaning specified in Section 1303.

“Additional Notes” has the meaning specified in Section 201.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state or foreign law for the relief of debtors.

“Below Investment Grade Rating Event” means the rating on the Notes is (A) lowered by two or more Rating Agencies in respect of a Change of Control and (B) the Notes are rated below Investment Grade by (i) both Rating Agencies if the Notes are rated by two Rating Agencies or (ii) two of such Rating Agencies if the Notes are rated by three Rating Agencies on any date from the date of the public notice of a transaction or transactions that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if during such 60-day period the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if each Rating Agency making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Company will request the Rating Agencies to make such confirmation in connection with any Change of Control and shall promptly deliver an officer’s certificate to the Trustee certifying as to whether or not such confirmation has been received or denied.

“Board of Directors” means (i) the board of directors of the Company, (ii) any duly authorized committee of such board, (iii) any committee of officers of the Company or (iv) any officer of the Company, acting, in the case of clauses (iii) or (iv), pursuant to authority granted by the board of directors of the Company or any committee thereof.

“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on, or any redemption or repurchase price of, the Notes are payable.

“Capital Stock” means:

(1)	with respect to any Person other than a business trust, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of or in its corporate stock or, if such Person is not a corporation, its equity; and

(2)	with respect to any Person that is a business trust, any and all beneficial ownership interests (however designated and whether or not voting) in such Person;

in each case including each class or series of Common Stock and Preferred Stock of such Person but in each case excluding any Indebtedness or debt securities convertible into or exchangeable for, or any options, warrants, contracts or other securities (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of, any of the items referred to in clauses (1) or (2) above.

“Change of Control” means the occurrence of the following:

(1)	the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, written notice or otherwise) that any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than any of the Company’s Subsidiaries, is or has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of Voting Stock of the Company representing more than 50% of the combined voting power of all of the outstanding Voting Stock of the Company; or

(2)	the sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (other than sales, transfers, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets, in each case in the ordinary course of business) to any Person (other than the Company and/or one or more Subsidiaries of the Company).

Notwithstanding the foregoing, (I) a transaction will not be deemed to be a Change of Control if (1) the Company becomes a direct or indirect Subsidiary of a parent entity and (2) either (A) the direct or indirect holders of the outstanding Voting Stock of such parent entity immediately following that transaction are substantially the same as the holders of the outstanding Voting Stock of the Company immediately prior to that transaction or (B) immediately following that transaction no Person (other than a parent entity satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the combined voting power of all of the outstanding Voting Stock of such parent entity and (II) the reference in clause (2) of the immediately preceding paragraph to sales, transfers, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets in the ordinary course of business shall include, without limitation, any sales, transfers, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets (A) that are made (x) to any Securitization Entity for the purpose of enabling such Securitization Entity to securitize the assets so sold, transferred, conveyed or disposed of or enabling such Securitization Entity to issue Non-Recourse Indebtedness secured by such assets or to enter into any Repurchase Agreements with respect to such assets or (y) to any Person pursuant to a Repurchase Agreement that is otherwise permitted (or not prohibited) by the Indenture, under which such Person is a buyer of Repurchase Agreement Assets, and (B) that the Company in good faith determines to be consistent with past practice of the Company or any of its Subsidiaries or to reflect customary or accepted practice in the businesses, industries or markets in which the Company or any of its Subsidiaries operates or reasonably expects to operate or that reflect reasonable extensions, evolutions or developments of any of the foregoing (including, without limitation, by way of new transactions or structures), and as a result, none of the foregoing shall constitute a Change of Control.

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“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Clearstream” means Clearstream Banking, S.A., or any successor.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means, with respect to (a) any Person other than a business trust, any and all shares, interests, participations or other equivalents (however designated and whether voting or non-voting) of or in such Person’s common stock or, if such Person is not a corporation, its common equity or (b) any Person that is a business trust, any and all common beneficial ownership interests (however designated and whether voting or non-voting) in such Person, in each case including, without limitation, all series and classes of such common stock, other common equity or common beneficial ownership interests, as the case may be, but in each case excluding any Indebtedness or debt securities convertible into or exchangeable for, or any options, warrants, contracts or other securities (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of, any of the foregoing. The determination of whether any beneficial ownership interests or equity constitute common beneficial ownership interest or common equity, respectively, shall be made by the Company in good faith.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a Successor Party shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such Successor Party.

“Company Request” or “Company Order” means a written request or order signed by or on behalf of the Company by any Officer (or any Person designated in writing as authorized to execute and deliver Company Requests and Company Orders), and delivered to the Trustee.

“Company Resolution” means a copy of one or more resolutions or consents certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Corporate Indebtedness” means Indebtedness of the type described in clauses (i)(a) or (i)(b) of the definition of Indebtedness other than Indebtedness secured by a pledge, mortgage, lien or other encumbrance that is not restricted or is otherwise permitted by Section 402 of this Indenture.

“Corporate Trust Office” means the principal office of the Trustee at which, at any particular time, its corporate trust business shall be conducted, which office is located as of the date of this Indenture (i) for purposes of surrender, registration, transfer, exchange or presentation for payment or repurchase or conversion only is located at 111 Fillmore Avenue, St. Paul, Minnesota 55107, Attention: HA Sustainable Infrastructure Capital, Inc., and (ii) for all other purposes is located at 185 Asylum Street, 27th Floor, Hartford, CT 06103, Attention: HA Sustainable Infrastructure Capital, Inc., or at any other time at such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“Covenant Defeasance” has the meaning specified in Section 1202.

“Covered Subsidiaries” means the Subsidiaries of the Credit Parties, but excluding the Excluded Subsidiaries and the Securitization Entities.

“Credit Group” means the Credit Parties and the Credit Parties’ direct and indirect Subsidiaries (to the extent of their economic ownership interest in such Subsidiaries) taken as a whole.

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“Credit Parties” means the Company and the Guarantors.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 209.

“Defeasance” has the meaning specified in Section 1201.

“Depositary” means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Notes.

“DTC” means The Depository Trust Company, a New York corporation.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, or any successor.

“Event of Default” has the meaning specified in Section 701.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Exchange Notes” means any Notes issued in connection with an Exchange Offer pursuant to Section 214 hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Subsidiary” means any (i) limited partnership, limited liability company, corporation or equivalent entity that is organized under the laws of a jurisdiction other than any state of the United States and (ii) any Subsidiary of an entity described in clause (i).

“Expiration Date” has the meaning specified in Section 1303.

“Fitch” means Fitch Ratings, Ltd., a division of Fitch, Inc., or any successor thereto.

“GAAP” means generally accepted accounting principles in the United States (including, if applicable, International Financial Reporting Standards) as in effect from time to time.

“Global Note” means a Note that evidences all or part of the Notes and bears the legend set forth in Exhibit A (or such legend as may be specified as contemplated by Section 204 for such Note).

“Guarantees” has the meaning specified in the second recital of this Indenture and more particularly means any Guarantee made by each of the Guarantors as set forth in Article VI hereof.

“Guarantors” means each of the Persons listed on Schedule I attached hereto, but excluding Persons who cease to be Guarantors in accordance with this Indenture.

“H.15” means the statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication).

“H.15 TCM” means the H.15 under the caption “U.S. government securities–Treasury constant maturities—Nominal” (or any successor caption or heading).

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“Holder” means a Person in whose name a Note is registered in the Security Register.

“Indebtedness” means (i) any obligation of, or any obligation guaranteed by, the Company or any Guarantor for which such Person is responsible or liable as obligor or otherwise, including principal, premium, if any, and interest (whether accruing before or after filing of any petition in bankruptcy or any similar proceedings by or against the Credit Parties and whether or not allowed as a claim in bankruptcy or similar proceedings), in respect of (a) indebtedness for money borrowed, (b) indebtedness evidenced by securities, bonds, debentures, notes or other similar written instruments, (c) any deferred obligation for the payment of the purchase price or conditional sale obligation of property or assets acquired other than in the ordinary course of business, (d) all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction or (e) any obligation referred to in any of clauses (a) through (d) above of other persons secured by any lien on any property or asset of the Company or any Guarantor (to the extent of the value of the property or asset subject to such lien) and (ii) all indebtedness for obligations to make payment in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts (including future or options contracts) swap agreements, cap agreements, repurchase and reverse repurchase agreements and similar arrangements, whether outstanding on the Issue Date or thereafter created, assumed or incurred.

“Indenture” means this Indenture as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any such supplemental indenture, respectively.

“Initial Notes” has the meaning specified in Section 201.

“Initial Purchasers” means Citigroup Global Markets Inc., RBC Capital Markets, LLC, BMO Capital Markets Corp., J.P. Morgan Securities LLC, Barclays Capital Inc., BofA Securities, Inc., Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, ING Financial Markets LLC, Mizuho Securities USA LLC, Natixis Securities Americas LLC, Rabo Securities USA, Inc., Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., Truist Securities, Inc., KeyBanc Capital Markets Inc. and M&T Securities, Inc.

“Interest Payment Date” means January 15 and July 15 of each year, commencing on January 15, 2027.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Investment” means any direct or indirect loan, loan origination or other extension of credit (including, without limitation, a guarantee), any capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), any capital stock, bonds, notes, debentures or other securities or evidences of indebtedness, any servicing rights, any real property or interests in real property (including, without limitation, improvements, fixtures and accessions thereto and ground leases), and any other investment assets (whether tangible or intangible). “Investment” shall exclude extensions of trade credit in the ordinary course of business, but, unless otherwise expressly stated or the context otherwise requires, shall include acquisitions of any of the foregoing or of any Person, whether by merger, consolidation, acquisition of capital stock or assets or otherwise.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Issue Date” means June 24, 2026.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with an Exchange Offer relating to the Notes.

“Maturity” means the date on which the principal of the Notes becomes due and payable as herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise (but excluding any provision providing for the repurchase of such Notes at the option of the Holder thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred).

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“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Non-Recourse Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries recourse for payment for which is limited to investment assets of a Subsidiary (or group of Subsidiaries) of the Company holding exclusively such investment assets and encumbered by a lien on such investment assets securing such Indebtedness (which may include a pledge of the Capital Stock of such Subsidiary or group of Subsidiaries) and/or the general credit of such Subsidiary (or group of Subsidiaries) but for which recourse shall not extend to the general credit of the Company or any other of its Subsidiaries, it being understood that the instruments governing such Indebtedness may include customary carve-outs to such limited recourse such as, for example, personal recourse to the Company or its Subsidiaries for breach of representations, fraud, misapplication or misappropriation of cash, voluntary or involuntary bankruptcy filings, violation of loan document prohibitions against transfer of assets or ownership interests therein, tax indemnifications, environmental liabilities, and liabilities and other circumstances customarily excluded by lenders from exculpation provisions and/or included in separate indemnification and/or guaranty agreements in financings of loan assets.

“Notes” means, collectively, the Initial Notes, any Exchange Notes and any Additional Notes.

“Notice of Default” means a written notice of the kind specified in Section 802.

“Obligations” has the meaning specified in Section 601.

“Officer” means, with respect to any Person, (1) the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Investment Officer, the Chief Financial Officer, the Chief Accounting Officer, the Controller, any Vice President (whether or not the title “Vice President” is preceded or followed by any other title such as “Senior,” “Executive” or otherwise), any Managing Director (whether or not the title “Managing Director” is preceded or followed by any other title such as “Senior,” “Executive” or otherwise), the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, and any other authorized signatory (a) of such Person or (b) if such Person is a limited or general partnership or limited liability company that does not have officers, of any direct or indirect general partner or managing member, as the case may be, of such Person, and (2) any other individual designated as an “Officer” by the Board of Directors of such Person (or, if applicable, by the Board of Directors of any general partner or managing member referred to in clause (1)(b)).

“Officer’s Certificate” means a certificate signed by an Officer of the Company or any Guarantor (or any sole or managing member or general partner of any Guarantor or ultimate general partner, sole or managing member of such member or general partner), as the case may be, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel (who may be counsel for, including an employee or Officer of, the Company or for any Guarantor) and who shall be reasonably acceptable to the Trustee; provided, however, that no such Opinion of Counsel shall be required in the case of any supplemental indenture executed and delivered concurrently with the original execution and delivery of this Indenture.

“Outstanding” means, when used with respect to Notes, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1)	Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)	Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)	Notes as to which Defeasance has been effected pursuant to Article XII; and

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(4)	Notes which have been paid or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to Section 208, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, the Notes owned by the Company, any Guarantor or any other obligor upon the Notes or any Affiliate of the Company, any Guarantor or any such other obligor shall be disregarded and deemed not to be Outstanding (except with respect to any such request, demand, authorization, direction, notice, consent, waiver or other action hereunder that requires the consent of the Holder of each Outstanding Note affected thereby pursuant to the terms of this Indenture), except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer actually knows to be so owned shall be so disregarded. Notes so owned by the Company or any Affiliate of the Company which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company, any Guarantor or any other obligor upon the Notes or any Affiliate of the Company, any Guarantor or such other obligor.

“Par Call Date” means May 15, 2033.

“Paying Agent” means any Person authorized by the Company to pay the principal of or premium, if any, or interest on any Notes on behalf of the Company or any Guarantor.

“Permitted Jurisdictions” has the meaning specified in Section 501(a)(1).

“Permitted Liens” means (i) liens on Voting Stock or profit participating equity interests of any Subsidiary existing at the time such entity becomes a direct or indirect Subsidiary of the Company or is merged into a direct or indirect Subsidiary of the Company (provided such liens are not created or incurred in connection with such transaction and do not extend to any other Subsidiary), (ii) statutory liens, liens for taxes or assessments or governmental liens not yet due or delinquent or which can be paid without penalty or are being contested in good faith, (iii) other liens of a similar nature as those described in subclause (ii) above, (iv) liens existing on the Issue Date, (v) liens on Voting Stock or profit participating equity interests of any Subsidiary of a Credit Party that is not itself a Credit Party securing Indebtedness or any other obligations of a Subsidiary of a Credit Party that is not itself a Credit Party, (vi) liens securing Indebtedness for borrowed money in an aggregate principal amount outstanding at any one time not to exceed 10% of total assets, as reported on the consolidated balance sheet of the Company, (vii) any lien renewing, extending or refunding any lien permitted by clauses (i) through (vi) above without increase of the principal of the Indebtedness secured thereby (other than by the amount of fees and expenses in connection therewith), and (viii) liens securing hedging obligations to manage interest rate, currency or commodity risks and not speculative purposes.

“Person” means an individual, a corporation, a partnership, a limited liability company, a limited liability partnership, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation, dissolution or winding up.

“Rating Agency” means:

(1)	each of Fitch, Moody’s and S&P; and

(2)	if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available, another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be.

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“Record Date” means January 1 and July 1, immediately prior to the relevant Interest Payment Date (whether or not a Business Day).

“Redemption Date” means, when used with respect to the Notes, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to the Notes, the price at which it is to be redeemed pursuant to this Indenture.

“Registration Rights Agreement” means that certain Registration Rights Agreement with respect to the Initial Notes entered into as of the Issue Date, by and among the Company, the Guarantors and Citigroup Global Markets Inc., RBC Capital Markets, LLC, BMO Capital Markets Corp. and J.P. Morgan Securities LLC as representatives of the Initial Purchasers and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreements may be amended from time to time.

“Remaining Life” means the period from the Redemption Date to the Par Call Date.

“Repurchase Agreement” means an agreement between the Company and/or any of its Subsidiaries, as seller (in any such case, the “Repo Seller”), and one or more banks, other financial institutions and/or other investors, lenders or other Persons, as buyer (in any such case, the “Repo Buyer”), and any other parties thereto, under which the Company and/or such Subsidiary or Subsidiaries, as the case may be, are permitted to finance the origination or acquisition of loans, Investments, Capital Stock, other securities, servicing rights and/or any other tangible or intangible property or assets and interests in any of the foregoing (collectively, “Applicable Assets”) by means of repurchase transactions pursuant to which the Repo Seller sells, on one or more occasions, Applicable Assets to the Repo Buyer with an obligation of the Repo Seller to repurchase such Applicable Assets on a date or dates and at a price or prices specified in or pursuant to such agreement, and which may also provide for payment by the Repo Seller of interest, fees, expenses, indemnification payments and other amounts, and any other similar agreement, instrument or arrangement, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents and guarantees), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing), and whether or not with the original or other sellers, buyers, guarantors, agents, lenders, banks, financial institutions, investors or other parties.

“Repurchase Agreement Assets” means any applicable assets that are or may be sold by the Company or any of its Subsidiaries pursuant to a Repurchase Agreement.

“Repurchase Price” has the meaning specified in Section 403(1).

“Repurchase Price Payment Date” has the meaning specified in Section 403(3)(C).

“Responsible Officer” means with respect to the Trustee, any officer assigned to the Corporate Trust Department of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture and, for the purposes of Section 801(3)(B), shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor thereto.

“Securities Act” means the U.S. Securities Act of 1933 and any successor statute thereto, in each case as amended from time to time.

“Securitization Assets” means servicing advances, mortgage loans, installment contracts, other loans, accounts receivable, real estate assets, mortgage receivables and any other assets capable of being securitized or having non-recourse debt issued against.

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“Securitization Entities” means any entity formed for the purpose of engaging in or facilitating structured or securitization financing and other activities reasonably related thereto (whether existing as of the date of this Indenture or formed after the Issue Date).

“Security Register” and “Security Registrar” have the respective meanings specified in Section 206, which shall initially be U.S. Bank Trust Company, National Association.

“Significant Subsidiary” means, with respect to any Person, any subsidiary of such Person that is a “significant subsidiary” of such Person within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the Commission (as such Rule is in effect on the Issue Date, but (i) without giving effect to extraordinary, unusual or non-recurring items for the purposes of clause 3 of such rule and (ii) with respect to any Subsidiary that is not consolidated with the Company pursuant to GAAP, based solely on clause 1 and 2 of such rule), with the calculation of whether such subsidiary is a “significant subsidiary” within the meaning of such Rule to be made in accordance with GAAP.

“Special Record Date” has the meaning specified in Section 209.

“Stated Maturity” has the meaning specified in Section 201.

“Subsidiary” means, with respect to any Person and at any time, any other Person if (a) more than 50% of the total combined voting power of all of such other Person’s outstanding Voting Stock is at the time owned, directly or indirectly, by such referent Person and/or one or more other subsidiaries of such referent Person or (b) the management and policies of such other Person are otherwise controlled (as determined in good faith by such referent Person), directly or indirectly, by such referent Person and/or one or more other subsidiaries of such referent Person. As used in the immediately preceding sentence, the term “controlled” shall mean the referent Person has the power, directly or indirectly, to direct or cause the direction of the management or policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of clarity, it is understood and agreed that, anything in this Indenture to the contrary notwithstanding, non-consolidated entities (within the meaning of GAAP) shall not be deemed to be Subsidiaries of any Person.

“Substantially All Merger” means a merger or consolidation of one or more Credit Parties with or into another Person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the combined assets of the Credit Group, taken as a whole, to a Person that is not within the Credit Group immediately prior to such transaction.

“Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other Person, in one or a series of related transactions, directly or indirectly, of all or substantially all of the combined assets of the Credit Group, taken as a whole, to a Person that is not within the Credit Group immediately prior to such transaction.

“Successor Party” has the meaning specified in Section 501.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent H.15 TCM. In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to Remaining Life; (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

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If on the third Business Day preceding the Redemption Date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time on such date. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of the principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Companyʼs actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means U.S. Bank Trust Company, National Association, or any successor thereto.

“U.S. Government Obligation” has the meaning specified in Section 1203(1).

“Voting Stock” means, with respect to any Person, all classes and series of Capital Stock of such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of the directors, managers or trustees (or other persons performing similar functions), as the case may be, of such Person.

Section 102.           Rules of Construction.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)            the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

(2)            all other terms used herein which are defined in the Trust Indenture Act or by Commission rule under the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)            all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4)            unless the context otherwise requires, any reference to an “Article,” a “Section” or a “Schedule” refers to an Article, a Section or a Schedule, as the case may be, of this Indenture;

(5)            the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6)            “including” means including without limitation;

(7)            “or” is not exclusive; and

(8)            unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture.

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Section 103.           Qualification Under Trust Indenture Act.

Except as set forth in this Section 103 and in Section 1315, the Company and the Guarantors, if any, shall not be required to qualify this Indenture under the Trust Indenture Act. The Trust Indenture Act shall not apply to this Indenture prior to any such qualification, and all references herein to compliance with the Trust Indenture Act refer to compliance following any such qualification.

At all times after the effectiveness of a registration statement under the Registration Rights Agreement and pursuant to Section 1315, this Indenture will be subject to the mandatory provisions of the Trust Indenture Act with respect to the Notes which are subject to such registration statement filed pursuant to the Registration Rights Agreement, which unless otherwise indicated are incorporated by reference in and made a part of this Indenture effective upon the effectiveness of any such registration statement. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

If, following the qualification of this Indenture under the Trust Indenture Act, any provision of this Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Article II
THE NOTES

Section 201.           Amount of Notes.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $1,000,000,000 (the “Initial Notes”). The Notes shall mature on July 15, 2033 (the “Stated Maturity”), unless the Notes are redeemed prior to that date as described in Article III. The aggregate principal amount of Initial Notes Outstanding at any time may not exceed $1,000,000,000, except for Notes issued, authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 206, 208, and 1006 of this Indenture and except for any Notes which, pursuant to Section 205 of this Indenture, are deemed never to have been authenticated and delivered.

The Company may, without the consent of the Holders, issue additional Notes hereunder as part of the same series and on the same terms and conditions (and having the same Guarantors) and with the same CUSIP number as the Initial Notes (“Additional Notes”), but such Additional Notes may be offered at a different offering price or have a different issue date, initial interest accrual date or initial interest payment date than the Initial Notes; provided that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will not have the same CUSIP number as the Initial Notes. Unless the context otherwise requires, all references to the Notes shall include any such Additional Notes.

Section 202.           Denominations.

The Notes shall be issuable only in fully registered form without coupons and only in such denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Section 203.           Interest.

(1)            Interest on the Notes will accrue at the per annum rate of 5.950%, from and including the date specified on the face of such Notes to, but excluding, the date on which the principal thereof is paid, deemed paid, or made available for payment and, in each case, will be paid on the basis of a 360-day year comprised of twelve 30-day months.

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(2)            The Company shall pay interest on the Notes semi-annually in arrears on each Interest Payment Date, commencing on January 15, 2027, to the registered Holders of the Notes at the close of business on the applicable Record Date.

(3)            Amounts due on the Stated Maturity or earlier Redemption Date of the Notes will be payable at the Corporate Trust Office. The Company shall make payments of principal, premium, if any, and interest or the Repurchase Price in connection with a Change of Control Repurchase Event in respect of the Notes in book-entry form to DTC in immediately available funds, while disbursement of such payments to owners of beneficial interests in Notes in book-entry form will be made in accordance with the procedures of DTC and its participants in effect from time to time. The Trustee will initially act as Paying Agent. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company shall be required to maintain a Paying Agent in each place of payment for the Notes. In acting hereunder and in connection with the Notes, the Paying Agent and the Security Registrar shall act solely as an agent of the Company, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder.

Section 204.           Form Generally.

(1)            The Notes shall be in substantially the form set forth in Exhibit A of this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the Officer executing such Notes, as evidenced by the execution thereof. All Notes shall be in fully registered form.

(2)            The definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officer of the Company executing such Notes, as evidenced by the execution of such Notes.

(3)            Upon their original issuance, the Notes shall be issued in the form of one or more Global Notes, in definitive, fully registered form without interest coupons.

Each such Global Note shall be duly executed by the Company, authenticated and delivered by the Trustee and shall be registered in the name of DTC, as Depositary, or its nominee, and deposited with the Trustee, as custodian for DTC. Beneficial interests in such Global Notes will be shown on, and transfers will only be made through, the records maintained by DTC and its participants, including Clearstream and the Euroclear System.

Section 205.           Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Company by any Officer of the Company. The signature on the Notes may be manual, electronic or facsimile.

Notes bearing the manual, facsimile or electronic image scan signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes. In addition, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver Exchange Notes for issue only in an Exchange Offer, for a like principal amount of Notes.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 211, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

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Section 206.           Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.

Subject to the provisions of Appendix A, upon surrender for registration of transfer of any Note at the office or agency of the Company, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of like tenor and principal amount if any applicable requirements under Appendix A for such transaction are met. Such new Notes, if applicable, will bear the applicable restrictive legends referred to in Appendix A hereto unless the Company determines otherwise or such legend shall have been removed as provided in Appendix A hereto, and in any event subject, if applicable, to the requirements set forth in Appendix A hereto.

At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denominations and of like tenor and principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, the Notes, which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company and the respective Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company and/or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 307 or Section 1006 not involving any transfer.

If the Notes are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the day of the delivery of a notice of redemption of any such Notes selected for redemption under Section 303 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Global Note or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Global Note (or other security or property) under or with respect to such Global Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Global Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Notes shall be exercised only through DTC subject to the applicable rules and procedures of DTC.  The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

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Neither the Trustee nor the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by DTC.

The provisions of clauses (1), (2), (3) and (4) of this paragraph shall apply only to Global Notes:

(1)            Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

(2)            Notwithstanding any other provision in this Indenture, and subject to such applicable provisions, if any, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary with respect to such Global Note and a successor Depositary is not appointed by the Company within 90 days, (B) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 90 days, (C) there shall have occurred and be continuing an Event of Default with respect to such Global Note or (D) the Company so directs the Trustee by a Company Order.

(3)            Subject to clause (2) above, any exchange of a Global Note for other Notes may be made in whole or in part, and all Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depositary for such Global Note shall direct.

(4)            Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Note or any portion thereof, whether pursuant to this Section 206, 208, 307, 1006 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

Section 207.           Transfer and Exchange of Global Notes.

(1)            The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in this Indenture, including Appendix A, and in the Global Note) and the procedures of the Depositary therefor and, if applicable Clearstream and Euroclear. A transferor of a beneficial interest in a Global Note to another Global Note shall deliver to the Security Registrar a duly completed assignment form in the form attached to the Global Note (the “Assignment Form”), any applicable certifications or opinions required by Appendix A and a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note. The Security Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer for the beneficial interest in the Global Note being transferred.

(2)            If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(3)            Upon the consummation of an Exchange Offer by the Company in accordance with Section 214, the requirements of this Section 207 shall be deemed to have been satisfied upon receipt by the Security Registrar and the Trustee of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Global Notes.

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Section 208.           Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver in exchange therefore a new Note and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (1) evidence to their satisfaction of the destruction, loss or theft of any Note and (2) such security and/or indemnity as shall be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note and of like tenor and principal amount, having the Guarantees noted therein, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 208, the Company and/or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel to the Company and the fees and expenses of the Trustee and its counsel) connected therewith.

Every new Note issued pursuant to this Section 208 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and the respective Guarantors, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes and Guarantees duly issued hereunder.

The provisions of this Section 208 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 209.           Payment of Interest; Interest Rights Preserved.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such interest.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election, in each case, as provided in clause (1) or (2) below:

(1)            The Company may elect to make payment of any Defaulted Interest payable on the Notes to the Persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (the “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Notes in the manner set forth in Section 1305, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

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(2)            The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 209, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 210.           Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, a Guarantor or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and premium, if any, and, subject to Section 209, any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Guarantors, the Trustee nor any agent of the Company, a Guarantor or the Trustee shall be affected by notice to the contrary.

Section 211.           Cancellation.

All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company or any Guarantor may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company or such Guarantor may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 211, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary procedures. The Trustee shall provide the Company or any Guarantor a list of all Notes that have been cancelled from time to time as requested in writing by the Company or such Guarantor.

Section 212.           CUSIP or ISIN Numbers.

The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers and/or other similar numbers, if then generally in use, and thereafter with respect to the Notes, the Trustee may use such numbers in any notice of redemption with respect to the Notes; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Trustee shall be notified, in writing, of any change in the CUSIP or ISIN numbers.

Section 213.           General Provisions Relating to Global Notes.

Owners of beneficial interests in the Notes evidenced by a Global Note will not be entitled to any rights under this Indenture with respect to such Global Note, and the Depositary or its nominee may be treated by the Company, the Guarantors, and the Trustee and any agent of the Company, the Guarantors or the Trustee, including any Security Registrar or Paying Agent as the owner and Holder of such Global Note for all purposes whatsoever. None of the Company, the Trustee, the Security Registrar, the Paying Agent or any other agent of the Company, the Guarantors or of the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. None of the Company, the Guarantors, the Trustee, the Security Registrar, the Paying Agent or any other agent of the Company or of the Trustee shall have any responsibility or liability to any person for any acts or omissions of the Depositary or its nominee in respect of a Global Note, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of such Global Note, for any transactions between such Depositary and any participant or indirect participant in such Depositary or between or among such Depositary, any participant or indirect participant in such Depositary and/or any Holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Security Registrar or the Paying Agent or such agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee or impair, as between the Depositary or its nominee and such owners of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary or its nominee as Holder of any Global Note.

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Section 214.           Exchange Offer.

Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 205 hereof, the Trustee shall authenticate:

(1)            one or more Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Notes tendered for acceptance and accepted for exchange in the Exchange Offer; and

(2)            Certificated Notes in an aggregate principal amount equal to the principal amount of the Certificated Notes tendered for acceptance and accepted for exchange in the Exchange Offer.

Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Certificated Notes so accepted Certificated Notes in the appropriate principal amount. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities of such series of Notes under this Indenture.

Article III
REDEMPTION OF NOTES

Section 301.           Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Notes shall be evidenced by a Company Resolution or an Officer’s Certificate of the Company or in another manner specified as contemplated by this Indenture for such Notes. In case of any redemption at the election of the Company of the Notes, the Company shall, at least 15 days prior to the date any notice of a redemption is to be given to the Holders pursuant to Section 304 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date, of the principal amount of Notes to be redeemed; provided that such notice may be revoked by the Company by written notice to the Trustee at any time prior to the time on the date specified by the Company for the Trustee to forward notice of such redemption to Holders as provided in Section 304 or, if the Company does not request the Trustee to forward notice of such redemption to Holders, at any time prior to the Company's giving of the notice of such redemption to Holders pursuant to Section 304. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate of the Company evidencing compliance with such restriction.

Section 302.           Optional Redemption.

Prior to the Par Call Date, the Company may redeem the Notes, in whole or in part, at its option at any time or from time to time, on notice given at least 10 days but not more than 60 days prior to the Redemption Date, at a Redemption Price equal to the greater of (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed discounted to the Redemption Date (assuming the Notes being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate, plus 30 basis points less (b) interest accrued to the Redemption Date, and (ii) 100% of the aggregate principal amount of the Notes being redeemed, plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, the Redemption Date.

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On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at its option, at any time and from time to time, on notice given not more than 60 days nor less than 10 days prior to the Redemption Date, at a Redemption Price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

Section 303.           Selection by Trustee of Notes to Be Redeemed.

If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate, including by lot (if such Notes are not in the form of one or more global securities) or pro rata (subject to the then current rules and procedures of the applicable Depositary), and which may provide for the selection for redemption of a portion of the principal amount of the Notes; provided that the unredeemed portion of the principal amount of the Notes shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for the Notes.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

Section 304.           Notice of Redemption.

(a) Notice of redemption shall be given by first-class mail, postage prepaid, mailed, to each Holder of Notes to be redeemed, at such Holder’s address appearing in the Security Register, or otherwise delivered in accordance with the Applicable Procedures of the Depositary.

All notices of redemption shall identify the Notes to be redeemed and shall state:

(1)            the Redemption Date;

(2)            the Redemption Price (or the method of calculating such price);

(3)            if less than all the Outstanding Notes are to be redeemed, the identification and, in the case of partial redemption of any such Notes, the principal amount of the Notes to be redeemed;

(4)            that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(5)            the place or places where each Note is to be surrendered for payment of the Redemption Price;

(6)            if applicable, the CUSIP, ISIN or any similar numbers of the Notes; provided, however, that no representation will be made as to the correctness or accuracy of the CUSIP, ISIN or any similar number, if any, listed in such notice or printed on the Notes; and

(7)            if the redemption is subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition precedent and, if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions precedent shall be satisfied (or waived by the Company in its sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions precedent shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date as so delayed, and/or that such notice may be rescinded at any time by the Company if the Company determines in its sole discretion that any or all of such conditions precedent will not be satisfied (or waived); provided, however, that for the avoidance of doubt, if any Redemption Date shall be delayed as contemplated by this paragraph and the terms of the applicable notice of redemption, such Redemption Date as so delayed may occur, subject to the Applicable Procedures of the Depositary, at any time after the original Redemption Date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original Redemption Date or more than 60 days after the applicable notice of redemption.

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Notice of any redemption upon completion of any transaction or other event may be given prior to the completion thereof. In addition, any redemption or notice thereof may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a transaction or other event. For the avoidance of doubt, if any Redemption Date shall be delayed as contemplated by this Section 304 and the terms of the applicable notice of redemption, such Redemption Date as so delayed may occur at any time after the original Redemption Date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original Redemption Date or more than 60 days after the date of the applicable notice of redemption. In addition, the Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. To the extent that the Redemption Date will occur on a date other than the original Redemption Date set forth in the applicable notice of redemption, the Company shall notify the holders and the Trustee of the final Redemption Date prior to such date; provided that the failure to give such notice, or any defect therein, shall not impair or affect the validity of any redemption under this Article III.

A notice of redemption of the Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request (which may be rescinded or revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), by the Trustee in the name and at the expense of the Company. The notice, if delivered in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail (or otherwise delivered in accordance with the Applicable Procedures of the Depositary) or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Notes.

Section 305.           Deposit of Redemption Price.

By no later than 11:00 a.m. (New York City time) on any Redemption Date, the Company shall deposit or cause to be deposited with the Trustee or with a Paying Agent (or, if any of the Credit Parties is acting as Paying Agent, such Credit Party will segregate and hold in trust as provided in Section 405) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest on, all the Notes which are to be redeemed on that date, other than Notes or portions of Notes called for redemption which are owned by any of the Credit Parties and have been delivered by such Credit Party to the Trustee for cancellation. All money, if any, earned on funds held by the Paying Agent shall be remitted to the Company. In addition, the Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest, if any, on, all Notes to be redeemed. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the notes or portions thereof called for redemption.

Section 306.           Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together, if applicable, with accrued and unpaid interest to, but excluding, the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 209; provided, further, that if the Redemption Date is after a Record Date and on or prior to the Interest Payment Date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

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Section 307.           Notes Redeemed in Part.

Any Note which is to be redeemed only in part shall be surrendered therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and upon the receipt of a written direction of the Company, the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note of like tenor, of any authorized denomination as requested by such Holder, in principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

Article IV
COVENANTS

Section 401.           Payment of Principal, Premium, if any, and Interest.

The Company covenants and agrees for the benefit of the Notes that it will duly and punctually pay the principal of and premium, if any, Redemption Price or Repurchase Price and interest on the Notes in accordance with the terms of the Notes and this Indenture. Principal and interest shall be considered paid on the date due if, on or before 11:00 a.m. (New York City time) on such date, the Trustee or the Paying Agent (or, if the Company or any Subsidiary of a Credit Party is the Paying Agent, the segregated account or separate trust fund maintained by the Company or such Subsidiary pursuant to Section 405) holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful as provided in Section 209.

Notwithstanding anything to the contrary contained in this Indenture, the Company, the Guarantors or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from principal or interest payments hereunder.

Section 402.           Liens.

The Credit Parties shall not, and shall not cause or permit any of their respective Covered Subsidiaries to, create, assume, incur or guarantee any Indebtedness for money borrowed that is secured by a pledge, mortgage, lien or other encumbrance (other than Permitted Liens) on any Voting Stock or profit participating equity interests of their respective Covered Subsidiaries (to the extent of their ownership of such Voting Stock or profit participating equity interests) or any entity that succeeds (whether by merger, consolidation, sale of assets or otherwise) to all or any substantial part of the business of any of such Covered Subsidiaries, without providing that the Notes (together with, if the Credit Parties shall so determine, any other Indebtedness of the Credit Parties ranking equally in right of payment with the Notes) will be secured equally and ratably with or prior to all other Indebtedness secured by such pledge, mortgage, lien or other encumbrance on the Voting Stock or profit participating equity interests of any such entities for so long as such other Indebtedness is so secured. This Section 402 shall not limit the ability of the Credit Parties or their Subsidiaries to incur Indebtedness or other obligations secured by liens on assets other than the Voting Stock or profit participating equity interests of the Credit Parties and their respective Covered Subsidiaries.

Section 403.           Obligation to Offer to Repurchase Upon a Change of Control Repurchase Event.

(1)            If a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Notes pursuant to Article III, the Company shall make an offer to each Holder of Notes to repurchase all or any part of that Holder’s Notes (the “Change of Control Offer”) at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase (the “Repurchase Price”).

(2)            In connection with any Change of Control related to a Change of Control Repurchase Event and any particular reduction in the rating on the Notes, the Company shall request from the Rating Agencies each such Rating Agency’s written confirmation that such reduction in the rating on the Notes was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of any Below Investment Grade Rating Event). The Company shall promptly deliver an Officers’ Certificate to the Trustee certifying as to whether or not such confirmation has been received or denied.

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(3)            Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall give notice to each Holder of Notes, with a written copy to the Trustee. Such notice shall state:

(A)            a description of the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

(B)            that a Change of Control Offer is being made pursuant to this Section 403;

(C)            the Repurchase Price and the date on which the Repurchase Price will be paid, which date shall be a Business Day that is no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Repurchase Price Payment Date”); and

(D)            if the notice is given prior to the date of consummation of the Change of Control, a statement that the Change of Control Offer is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(4)            The Company shall comply with the applicable requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

(5)            On the Repurchase Price Payment Date, the Company shall, to the extent lawful:

(A)            accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(B)            deposit with the Paying Agent an amount equal to the aggregate Repurchase Price in respect of all Notes or portions of Notes properly tendered; and

(C)            deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The Paying Agent shall promptly deliver to each Holder of Notes properly tendered the Repurchase Price for such Notes, and, upon receipt of a written direction from the Company, the Trustee shall promptly authenticate (if applicable) and deliver (or cause to be transferred by book-entry) to each Holder of Notes properly tendered a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note representing any unpurchased portion of any Notes surrendered will be in a minimum principal amount of $2,000 or any integral multiple of $1,000 in excess thereof.

(6)            Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (i) a third party makes such an offer in respect of the Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn in respect of its offer or (ii) the Company has given written notice of a redemption as provided under Section 304; provided that the Company has not failed to pay the Redemption Price on the Redemption Date.

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Section 404.           Maintenance of Office or Agency.

The Company will maintain an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

With respect to any Global Note, and except as otherwise may be specified for such Global Note as contemplated by Section 207, the Corporate Trust Office of the Trustee shall be the place where such Global Note may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Notes may be delivered in exchange therefor; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Note shall be deemed to have been effected for such Global Note in accordance with the provisions of this Indenture.

Section 405.           Money for Notes Payments to Be Held in Trust.

If the Company shall at any time act as Paying Agent with respect to the Notes, it will, on or before each due date for the principal of or premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Holders of such Notes a sum sufficient to pay the principal and premium, if any, and interest so becoming due until such sums shall be paid to such Holders or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Notes, it will, no later than 11:00 a.m. (New York City time) on each due date for the principal of or premium, if any, or interest on the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders of the Notes entitled to the same, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for the Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 405, that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any default by the Company in making any such payment.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, interest or the Redemption Price or Repurchase Price on the Notes and remaining unclaimed for two years after such principal, premium, if any, interest or the Redemption Price or Repurchase Price has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

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Section 406.           Statement by Officer as to Default.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company ending after the date hereof an Officer’s Certificate of the Company signed by an Officer, stating whether or not, to the best knowledge of such Officer, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture applicable to it (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such Officer may have knowledge.

The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default an Officer’s Certificate setting forth the details of such Event of Default, its status and the actions which the Company is taking or proposes to take with respect thereto.

Section 407.           Waiver of Certain Covenants.

The Company or the Guarantors, as the case may be, may, with respect to the Notes, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 1001(1) or Section 1001(11) for the benefit of the Holders or in Article V, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company or the Guarantors, as the case may be, and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Article V
CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

Section 501.           Company and Guarantors May Merge or Transfer Assets on Certain Terms.

(a)            None of the Credit Parties shall be a party to a Substantially All Merger or participate in a Substantially All Sale, other than sales, assignments, transfers, losses, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets in each case, in the ordinary course of business, unless:

(1)            such Credit Party is the surviving Person, or the Person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made (the "Successor Party") is organized under the laws of the United States or any state thereof or the District of Columbia (collectively, the “Permitted Jurisdictions”), and has expressly assumed by supplemental indenture all of the obligations of such Credit Party under this Indenture;

(2)            immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing; and

(3)            the Company delivers to the Trustee an Officer’s Certificate of the Company and an Opinion of Counsel, each stating that such transaction and any supplemental indenture relating thereto comply with this Indenture and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(b)            For as long as any Notes under this Indenture remain Outstanding, each of the Credit Parties must be organized under the laws of a Permitted Jurisdiction.

Section 502.           Successor Party Substituted.

Upon the consummation of a transaction contemplated by and consummated in accordance with Section 501, the Successor Party shall succeed to, and be substituted for, and may exercise every right and power of, the applicable Credit Party under this Indenture, with the same effect as if such Successor Party had been an original party to this Indenture, and, except in the case of a lease, the applicable Credit Party shall be released from all of its liabilities and obligations under this Indenture and the Notes (including the Guarantees).

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Article VI
GUARANTEE OF NOTES

Section 601.           Guarantee.

Each Guarantor hereby jointly and severally and fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee hereunder, and to the Trustee on behalf of each such Holder, the due and punctual payment in full of the principal of and premium, if any, and interest on such Note when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on such Note and all other amounts due and payable under this Indenture (collectively, the “Obligations”), in accordance with the terms of this Indenture. If the Company shall fail to pay when due any Obligations, for whatever reason, each Guarantor shall be jointly and severally obligated to pay in cash the same promptly. An Event of Default under this Indenture or the Notes shall entitle the Holders of such Notes to accelerate the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company.

Section 602.           Reserved.

Section 603.           Waiver.

To the fullest extent permitted by applicable law, each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to the Notes or the indebtedness evidenced thereby and all demands whatsoever, and covenants that no Guarantee will be discharged in respect of the Notes except by complete performance of the Obligations contained in the Notes and in this Article.

Section 604.           Guarantee of Payment.

Each Guarantee shall constitute a guarantee of payment when due and not a guarantee of collection. The Guarantors hereby agree that, in the event of a default in payment of principal of or premium, if any, or interest on the Notes, whether at its Stated Maturity, by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of the Notes, subject to the terms and conditions set forth in this Indenture, directly against the Guarantors to enforce the Guarantee without first proceeding against the Company.

Section 605.           No Discharge or Diminishment of Guarantee.

Subject to Section 610, the obligations of each of the Guarantors hereunder shall be absolute and unconditional and not be subject to any reduction, limitation, termination, impairment or for any reason (other than the payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Notes, this Indenture or the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder of the Notes to assert any claim or demand or to enforce any remedy under this Indenture or the Notes, any other guarantee or any other agreement, by any waiver, modification or indulgence of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, by any release of any other Guarantor pursuant to Section 610 or by any other act or omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations); provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantors, increase the principal amount of the Notes, or increase the interest rate thereon, change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof) or change the Stated Maturity of any payment thereon.

Section 606.           Reserved.

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Section 607.           Continued Effectiveness.

Subject to Section 610, each of the Guarantors further agrees that its Guarantee with respect to any Note hereunder shall remain in full force and effect and continue to be irrevocable notwithstanding any petition filed by or against the Company for liquidation or reorganization, the Company becoming insolvent or making an assignment for the benefit of creditors or a receiver or trustee being appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored or returned by the Trustee or any Holder of any Note, whether as a “voidable preference,” “fraudulent transfer” upon bankruptcy or reorganization of the Company or otherwise, all as though such payment or performance had not been made, until the date upon which the entire Obligation, if any, and interest on such Note has been, or has been deemed pursuant to the provisions of this Indenture to have been paid in full. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned on any Note, such Note shall, to the fullest extent permitted by law, be reinstated and deemed paid only by such amount paid and not so rescinded, reduced, restored or returned.

Section 608.           Subrogation.

In furtherance of the foregoing and not in limitation of any other right of each of the Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, each of the Guarantors hereby promises to and will, upon receipt of written demand by the Trustee or any Holder of the Notes, forthwith pay, or cause to be paid, to the Holders in cash the amount of such unpaid Obligations, and thereupon the Holders shall assign (except to the extent that such assignment would render a Guarantor a “creditor” of the Company within the meaning of Section 547 of Title 11 of the United States Code as now in effect or hereafter amended or any comparable provision of any successor statute) the amount of the Obligations owed to it and paid by such Guarantor pursuant to this Guarantee to such Guarantor, such assignment to be pro rata to the extent the Obligations in question were discharged by such Guarantor, or make such other disposition thereof as such Guarantor shall direct (all without recourse to the Holders, and without any representation or warranty by the Holders). If (a) a Guarantor shall make payment to the Holders of all or any part of the Obligations and (b) all the Obligations and all other amounts payable under this Indenture shall be paid in full, the Trustee will, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment by such Guarantor.

Section 609.           Subordination.

Upon payment by any Guarantor of any sums to the Holders, as provided above, all rights of such Guarantor against the Company, arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to the prior payment in full in cash of all the Obligations to the Trustee; provided, however, that any right of subrogation that such Guarantor may have pursuant to this Indenture is subject to Section 608.

Section 610.           Release of Guarantor and Termination of Guarantee.

A Guarantor shall, upon the occurrence of any of the following events, be automatically and unconditionally released and discharged from all obligations under this Indenture and its Guarantee without any action required on the part of the Trustee or any Holder:

(1)            if such Guarantor ceases or substantially contemporaneously ceases to (i) guarantee any Corporate Indebtedness (other than the Notes and any Exchange Notes) and (ii) have any outstanding Corporate Indebtedness issued by such Guarantor;

(2)            at any time such Guarantor is sold or disposed of (whether by merger, consolidation or the sale of all or substantially all of its assets) to an entity that is not required to become a Guarantor, if such sale or disposition is otherwise in compliance with this Indenture, including Article V hereof;

(3)            if such Guarantor is dissolved or liquidated and such dissolution or liquidation is not an Event of Default (excluding an Event of Default under Section 701(5));

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(4)            the Company effects a Defeasance or Covenant Defeasance in accordance with Article XII hereof; or

(5)            the full and final payment of the Notes.

The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Company accompanied by an Officer’s Certificate certifying as to the compliance with this Section 610.

Section 611.           Limitation of Guarantors’ Liability.

Each Guarantor, and by its acceptance hereof, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantor or Guarantee. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Indenture and its Guarantee shall be limited to the maximum aggregate amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of, any other Guarantor in respect of the obligations of such Guarantor under its Guarantee or pursuant to any other obligations under this Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

Each Guarantee is expressly limited so that in no event, including the acceleration of the Maturity of the Notes, shall the amount paid or agreed to be paid in respect of interest on the Notes (or fees or other amounts deemed payment for the use of funds) exceed the maximum permissible amount under applicable law, as in effect on the date hereof and as subsequently amended or modified to allow a greater amount of interest (or fees or other amounts deemed payment for the use of funds) to be paid under such Guarantee. If for any reason the amount in respect of interest (or fees or other amounts deemed payment for the use of funds) required by a Guarantee exceeds such maximum permissible amount, the obligation to pay interest under such Guarantee (or fees or other amounts deemed payment for the use of funds) shall be automatically reduced to such maximum permissible amount and any amounts collected by any holder of any Note in excess of the permissible amount shall be automatically applied to reduce the outstanding principal on such Note.

Section 612.           No Obligation to Take Action Against the Company.

Neither the Trustee, any Holder nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or take any other steps under any Note for the Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee, such Holder or such other Person is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantee.

Section 613.           Execution and Delivery.

To evidence its Guarantee set forth in this Article VI, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

Each Guarantor hereby agrees that its Guarantee set forth in this Article VI shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on any Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Note, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

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Article VII
REMEDIES

Section 701.           Events of Default.

An “Event of Default” means, whenever used herein or in a Note issued hereunder, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)            the Company defaults in the payment of any installment of interest on the Notes when due and payable, and such default continues for a period of 30 days;

(2)            the Company defaults in the payment of the principal of or premium, if any, on the Notes when the same becomes due and payable, regardless of whether such payment became due and payable at their Stated Maturity, upon redemption, upon declaration of acceleration or otherwise;

(3)            the Company defaults in the payment of the Repurchase Price when due in connection with a Change of Control Repurchase Event;

(4)            any Credit Party defaults in the performance of, or breaches, any of its covenants and agreements in respect of the Notes (other than those referred to in (1), (2) or (3) above), and such default or breach continues for a period of 90 days after the notice specified below;

(5)            except as otherwise provided herein, a Guarantee of any Guarantor ceases to be in full force and effect or is declared to be null and void and unenforceable or such Guarantee is found to be invalid and such default continues for 30 days or a Guarantor denies its liability under its Guarantee (other than by reason of release of such Guarantee in accordance with the terms of this Indenture);

(6)            the Company or any Significant Subsidiary, pursuant to or within the meaning of the Bankruptcy Law:

(A)            commences a voluntary case or proceeding;

(B)            consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C)            consents to the appointment of a Custodian of it or for all or substantially all of its property;

(D)            makes a general assignment for the benefit of its creditors;

(E)            files a petition in bankruptcy or answer or consent seeking reorganization or relief;

(F)            consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

(G)            takes any comparable action under any foreign laws relating to insolvency; or

(7)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)            is for relief against the Company or any Guarantor in an involuntary case, or adjudicates the Company or any Guarantor insolvent or bankrupt;

(B)            appoints a Custodian of the Company or any Guarantor or for all or substantially all of the property of the Company or any Guarantor; or

(C)            orders the winding-up or liquidation of the Company or any Guarantor (or any similar relief is granted under any foreign laws),

and the order or decree remains unstayed and in effect for 90 days.

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A Default with respect to the Notes under clause (4) of this Section 701 shall not be an Event of Default until the Trustee (by written notice to the Company and the Guarantors) or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes (by written notice to the Company and the Guarantors and the Trustee) gives notice of the Default and the Company and the Guarantors do not cure such Default within the time specified in clause (4) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any default or Event of Default unless either (i) an authorized officer of the Trustee with direct responsibility for the Indenture has actual knowledge of such Default or Event of Default or (ii) written notice of such default or Event of Default has been given to the Trustee by the Company or any Holder.

Section 702.           Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to the Notes at the time Outstanding (other than an Event of Default specified in Section 701(6) or Section 701(7)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal amount of all the Notes, together with premium, if any, and any accrued and unpaid interest thereon, to be due and payable immediately, by a notice in writing to the Company and the Guarantors (and to the Trustee if given by Holders), and upon any such declaration, such principal amount (or specified amount), together with premium, if any, and any accrued and unpaid interest thereon, shall become immediately due and payable. If an Event of Default specified in Section 701(6) or Section 701(7) with respect to the Notes at the time Outstanding occurs, the principal amount of all the Notes, together with any accrued and unpaid interest thereon, shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Upon payment of such amount, all obligations of the Company in respect of the payment of principal, premium, if any, and interest of the Notes shall terminate.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due based on such acceleration has been obtained by the Trustee as hereinafter in this Article VII provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company, the Guarantors and the Trustee, may rescind and annul such declaration and its consequences if:

(1)            the Company or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay:

(A)            all overdue interest on the Notes,

(B)            the principal of and premium, if any, on the Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate prescribed therefor in the Notes,

(C)            to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor in the Notes, and

(D)            all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee (including the reasonable compensation, expenses, disbursement and advances of its agents and counsel); and

(2)            all Events of Default with respect to the Notes, other than the nonpayment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 712.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 703.           Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if (1) default is made in the payment of any interest on the Notes when such interest becomes due and payable and such default continues for a period of 30 days, or (2) default is made in the payment of the principal of or premium, if any, on the Notes at the Maturity thereof, it will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest at the rate prescribed therefor in the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

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If an Event of Default with respect to Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Notes by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 704.           Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Guarantor or any other obligor upon the Notes or the property of the Company, any Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any Guarantor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise

(1)            to file and prove a claim for the whole amount of principal and premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, including, without limitation, the reasonable compensation, expenses, disbursements and advances of its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2)            to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by the Holder to make such payments to the Trustee and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and for any other amounts due the Trustee under Section 807.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 705.           Reserved.

Section 706.           Application of Money Collected.

Any money collected by the Trustee pursuant to this Article VII, and any money or other property distributable in respect of the Company’s obligations under this Indenture after the occurrence of an Event of Default, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee in all of its capacities hereunder (including any predecessor Trustee) under this Indenture;

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SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and premium, if any, and interest, respectively; and

THIRD: To the payment of the remainder, if any, to the Company or the Guarantors.

Section 707.           Limitation on Suits.

Except as otherwise provided in Section 708, no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes or any Guarantees, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official) or for any other remedy hereunder, unless:

(1)            Such Holder has previously given written notice to the Trustee of a continuing Event of Default, specifying an Event of Default with respect to the Notes;

(2)            the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)            such Holder or Holders have offered to the Trustee indemnity and/or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)            the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity and/or security; and

(5)            no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 708.           Unconditional Right of Holders to Receive Principal, Premium, if any, and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and, subject to Section 209, interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption or repayment, on the Redemption Date or date for repayment, as the case may be) and to institute suit for the enforcement of any such payment and, such rights shall not be impaired without the consent of such Holder.

Section 709.           Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 208, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 710.           Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

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Section 711.           Control by Holders.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes; provided that

(1)            such direction shall not be in conflict with any rule of law or with this Indenture and shall not involve the Trustee in any personal liability, and

(2)            the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Before proceeding to exercise any right or power hereunder at the direction of the Holders, the Trustee shall be entitled to receive from such Holders security or indemnity and/or security satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Section 712.           Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder with respect to such Notes and its consequences, except a Default

(1)            in the payment of the principal of or premium, if any, or interest on any Note or the Repurchase Price in connection with a Change of Control Repurchase Event or the Redemption Price in connection with any redemption of Notes, or

(2)            in respect of a covenant or provision hereof which under Article X cannot be modified or amended without the consent of the Holder of each Outstanding Note affected,

provided that there has been paid or deposited with the Trustee a sum sufficient to pay all amounts due to the Trustee and reimburse the Trustee for any and all fees, expenses and disbursements advanced by the Trustee, its agents and its counsel incurred in connection with such Default or Event of Default.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 713.           Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section 713 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, any Guarantor or the Trustee, a suit by a Holder under Section 708, or a suit by Holders of more than 10% in aggregate principal amount of the Outstanding Notes.

Section 714.           Waiver of Usury, Stay or Extension Laws.

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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Section 715.           Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Article VIII
THE TRUSTEE

Section 801.           Certain Duties and Responsibilities of Trustee.

(1)            Except during the continuance of an Event of Default pursuant to this Indenture with respect to any Notes,

(A)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes, and no implied covenants or obligations shall be read into this Indenture against the Trustee with respect to such Notes; and

(B)            in the absence of bad faith on its part, the Trustee may conclusively rely with respect to the Notes, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(2)            In case an Event of Default with respect to any Notes has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such Notes, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(3)            No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(A)            this Section 801(3) shall not be construed to limit the effect of Section 801(1) or Section 801(4);

(B)            the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved in a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(C)            the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes, determined as provided in Sections 101, 711, and 1303, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

(4)            No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity and/or security against such risk or liability is not reasonably assured to it.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 801.

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Section 802.           Notice of Defaults.

If a Default occurs with respect to the Notes and is continuing and written notice of such Default has been received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, the Trustee shall give to each Holder of Notes a notice of Default within 90 days after such written notice is received by such Responsible Officer. Except in the case of a Default in payment of principal of (or premium, if any) or interest on the Notes, or the Repurchase Price in connection with a Change of Control Repurchase Event or the Redemption Price in connection with any redemption of Notes, the Trustee may withhold notice if and so long as a committee of responsible trust officers of the Trustee in good faith determines that withholding such notice is in the interests of Holders of Notes.

Section 803.           Certain Rights of Trustee.

Subject to the provisions of Section 801:

(1)            the Trustee may conclusively rely and shall fully be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)            any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Company Resolution thereof;

(3)            whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate of the Company or the Guarantors;

(4)            the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or the Guarantors, personally or by agent or attorney at the sole cost of the Company or the Guarantors and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(7)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)            the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and to its agents;

(9)            the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

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(10)            anything in this Indenture notwithstanding, in no event shall the Trustee be responsible or liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(11)            in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances);

(12)            the Trustee shall not be deemed to have notice of any Event of Default unless written notice of such Event of Default, as the case may be, has been received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes, the Company and this Indenture;

(13)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(14)            the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(15)            the permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty.

(16)            if at any time the Trustee is served with any arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process which in any way affects this Indenture, the Notes, or any part thereof or funds held by it (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions), it shall be authorized to comply therewith in any manner as it or its legal counsel of its own choosing determines necessary, and if the Trustee complies with any such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process, the Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, award, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

Section 804.           Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company or any of the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or the Guarantees. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 805.           May Hold Notes.

The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or the Guarantors, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 808 and 813, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

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Section 806.           Money Held in Trust.

Money held by the Trustee in trust hereunder shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 807.           Compensation and Reimbursement.

The Company and each Guarantor, jointly and severally, agrees:

(1)            to pay to the Trustee from time to time such reasonable compensation as shall be agreed upon in writing between the parties hereto for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)            except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel and all Persons not regularly in its employ), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct (as adjudicated by a court of competent jurisdiction in a final non-appealable decision); and

(3)            to indemnify each of the Trustee or any predecessor Trustee and their officers, agents, directors and employees (collectively, "Trustee Parties") for, and to hold them harmless against, any and all loss, damage, claims, liability or expense incurred without gross negligence or willful misconduct on its part (as adjudicated by a court of competent jurisdiction in a final non-appealable decision), arising out of or in connection with this Indenture, the Notes and the transactions contemplated hereby and thereby, including the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Guarantor or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section 807. The Company need not reimburse any expense or indemnify against any loss, damage, claim, liability or expense caused by or resulting from the willful misconduct or gross negligence of the Trustee or any Trustee Party (as adjudicated by a court of competent jurisdiction in a final non-appealable decision). The Company need not pay for any settlement made by the Trustee or any Trustee Party without the Company’s written consent, such consent not to be unreasonably withheld.

In addition to, but without prejudice to its other rights under this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 701(6) or (7), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

“Trustee” for purposes of this Section 807 shall include any predecessor Trustee; provided, however, that the gross negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

As security for the performance of the obligations of the Company under this Section 807, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 807, except with respect to funds held in trust for the benefit of the Holders of particular Notes for the payment of principal of and premium, if any, or interest.

The provisions of this Section 807 shall survive the satisfaction and discharge of the Notes, the termination for any reason of this Indenture and the resignation or removal of the Trustee.

Section 808.           Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

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Section 809.           Corporate Trustee Required; Eligibility.

The Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in the Borough of Manhattan, The City of New York or any other major city in the United States that is acceptable to the Company. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 809 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent annual report of condition so published. If at any time the Trustee with respect to the Notes shall cease to be eligible in accordance with the provisions of this Section 809, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII.

Section 810.           Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VIII shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 811.

The Trustee or any successor hereafter appointed may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 811 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

The Trustee may be removed at any time with respect to the Notes by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes, upon written notice delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 811 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

If at any time:

(1)            the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 808 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, unless the Trustee’s duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act, or

(2)            the Trustee shall fail to comply with Section 808 after written request therefor by the Company, any of the Guarantors or any Holder who has been a bona fide Holder of a Note for at least six months, or

(3)            the Trustee shall cease to be eligible under Section 809 and shall fail to resign after written request therefor by the Company, any of the Guarantors or any such Holder, or

(4)            the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company or any of the Guarantors may remove the Trustee with respect to all Notes or (B) subject to Section 713, Holders of 10% in aggregate principal amount of Notes who have been bona fide Holders of such Notes for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

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If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company or any of the Guarantors shall promptly appoint a successor Trustee or Trustees with respect to the Notes (it being understood that any such successor Trustee may be appointed with respect to the Notes and that at any time there shall be only one Trustee with respect to the Notes) and shall comply with the applicable requirements of Section 811. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 811, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company or any of the Guarantors. If no successor Trustee with respect to the Notes shall have been so appointed by the Company, any of the Guarantors or the Holders and accepted appointment in the manner required by Section 811, Holders of 10% in aggregate principal amount of Notes who have been bona fide Holders of Notes for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

The Company or the Guarantors shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes to all Holders of Notes in the manner provided in Section 1305. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

Section 811.           Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company, and to the Guarantors and the retiring Trustee a written instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, but, on the request of the Company, any of the Guarantors or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver a written instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject nonetheless to the lien provided for in Section 807.

In case of the appointment hereunder of a successor Trustee with respect to the Notes, the Company, the Guarantors, the retiring Trustee and each successor Trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and the successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes; but, on request of the Company, any of the Guarantors or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to the successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes nonetheless to the lien provided for in Section 807.

Upon request of the successor Trustee, the Company and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VIII.

Upon acceptance of appointment by a successor trustee as provided in this Section, the successor Trustee shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Holders, as their names and addresses appear upon the Security Register.

Section 812.           Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such Person shall be otherwise qualified and eligible under this Article VIII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, consolidation or sale to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes; and in case at that time any Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

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Section 813.           Preferential Collection of Claims Against Company.

The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or has been removed shall comply with Section 311(a) of the Trust Indenture Act to the extent indicated.

Section 814.           Trustee’s Application for Instructions from the Company.

Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed (to the extent not provided for in this Indenture) to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than 10 Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Article IX
HOLDERS’ LISTS AND REPORTS BY THE TRUSTEE, THE COMPANY AND THE GUARANTORS

Section 901.           Company to Furnish Trustee Names and Addresses of Holders.

If the Trustee is not the Security Registrar, the Company shall cause the Security Registrar to furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Notes.

Section 902.           Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 901 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may dispose of any list furnished to it as provided in Section 901 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Section 903.           Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange and automated quotation system, if any, upon which any Notes are listed, with the Commission (if accepted for filing by the Commission) and the Company.

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Section 904.           Reports by the Company and the Guarantors.

The Company shall file (1) with the Trustee copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to section 13 or section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents, or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations, and (2) with the Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such additional information, documents, and reports with respect to compliance by such obligor with the conditions and covenants provided for in the Indenture, as may be required by such rules and regulations.

Anything in this Indenture to the contrary notwithstanding, the Company shall be deemed to have satisfied its obligation to mail, transmit or otherwise furnish any information pursuant to the immediately preceding paragraph of this Section 904 by (a) filing or furnishing such information (or another document containing the information) with the Commission for public availability or (b) posting such information (or another document containing the information) on a website (which may be a password protected website) hosted by the Company or by a third party.

Article X
SUPPLEMENTAL INDENTURES

Section 1001.         Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)            to add to the covenants for the benefit of the Holders of Notes or to surrender any right or power conferred upon the Company or any Guarantor hereunder, under any indenture supplemental hereto or under the Notes;

(2)            to evidence the succession of another Person to the Company or any Guarantor, or successive successions, and the assumption by the Successor Party of the covenants, agreements and obligations of the Company or such Guarantor pursuant to Article V;

(3)            to add any additional Events of Default for the benefit of the Holders of the Notes;

(4)            to add new guarantors or co-issuers;

(5)            to provide for the release of any Guarantor in accordance with this Indenture;

(6)            to secure the Notes;

(7)            to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 811;

(8)            to provide for the issuance of Additional Notes;

(9)            to comply with the rules of any applicable Depositary;

(10)          to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in uncertificated form (provided that the uncertificated Notes are issued in registered form for purposes of section 163(f) of the Internal Revenue Code);

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(11)          to add to, change or eliminate any of the provisions of this Indenture in respect of the Notes; provided that any such addition, change or elimination (A) shall neither (i) apply to any Notes created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Note with respect to such provision or (B) shall become effective only when there are no Notes Outstanding that are created prior to the execution of such supplemental indenture and are entitled to the benefit of such provision;

(12)          to cure any ambiguity or omission, to correct or supplement any provision of this Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision herein or in any supplemental indenture;

(13)          to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable in exchange for Notes and which shall be treated, together with any outstanding Notes, as a single class of securities, or to comply with the requirements of the Trust Indenture Act and any rules promulgated under the Trust Indenture Act, including in connection with the qualification of this Indenture or any supplemental indenture under the Trust Indenture Act;

(14)          to change any other provision contained in the Notes or under this Indenture; provided that such action pursuant to this clause (15) shall not adversely affect the rights of the Holders of the Notes in any material respect; and

(15)          to conform the text of this Indenture, the Notes or any supplemental indenture to any provision of the “Description of the Notes” contained in the Company’s offering memorandum dated June 15, 2026 relating to the Initial Notes, in each case, as stated in an Officer’s Certificate.

For the purposes of this Indenture, no amendment to cure any ambiguity, defect or inconsistent provision in this Indenture or the Notes made solely to conform this Indenture or the Notes to the “Description of the Notes” contained in the Company’s offering memorandum dated June 15, 2026 relating to the Initial Notes shall be deemed to adversely affect the interests of the Holders of any Notes.

Section 1002.         Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange for Notes), by Act of said Holders delivered to the Company, the Guarantors and the Trustee, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(1)            change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note;

(2)            reduce the principal amount of any Note which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 702 or the Stated Maturity thereof pursuant to Section 703, or reduce the rate of or extend the time of payment of interest on any Note;

(3)            reduce the price at which the Notes must be repurchased in connection with a Change of Control Repurchase Event;

(4)            reduce any premium payable upon the redemption of or change the date on which any Note may or must be redeemed;

(5)            change the coin or currency in which the principal of or premium, if any, or interest on any Note is payable;

(6)            impair the contractual right of any Holder to institute suit for the enforcement of payment of principal amount, interest, or premium on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

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(7)            reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for modification or amendment of this Indenture or any supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(8)            modify any of the provisions of this Section 1002, Section 407 and Section 712 except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 1002 and Section 407, or the deletion of this proviso, in accordance with the requirements of Sections 810 and 1001(7);

(9)            subordinate the Notes or any Guarantee to any other obligation of the Company or the applicable Guarantor;

(10)          release any Guarantee other than in accordance with this Indenture; or

(11)          modify clauses (1) through (10) above.

It shall not be necessary for any Act of Holders under this Section 1002 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

In addition, the Holders of at least a majority in aggregate principal amount of the Outstanding Notes may, on behalf of the Holders of all such Notes, waive compliance with the Credit Parties’ covenants described under Section 401 and Section 402 and Article V of this Indenture.

Section 1003.         Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article X or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and, subject to Section 801, shall be fully protected in relying upon, in addition to the documents required by Section 1301, an Opinion of Counsel or an Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, that such supplemental indenture is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, and that all conditions precedent in this Indenture to the execution of such supplemental indenture, if any, have been complied with; provided, however, that no such Opinion of Counsel shall be required in the case of any supplemental indenture executed and delivered concurrently with the original execution and delivery of this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, indemnities, protections or immunities under this Indenture or otherwise.

Section 1004.         Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article X, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 1005.         Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article X shall conform to the requirements of the Trust Indenture Act.

Section 1006.         Notice of Supplemental Indenture; Reference in Notes to Supplemental Indentures.

After a supplemental indenture under Section 1001 and 1002 becomes effective, the Company shall mail to the Trustee a notice briefly describing such supplemental indenture or a copy of such supplemental indenture and the Trustee shall on behalf of the Company and at the expense of the Company mail such notice or supplemental indenture to Holders affected thereby. Any failure of the Trustee to mail such notice, or any defect therein, or any failure of the Trustee to mail such supplemental indenture, shall not in any way impair or affect the validity of any such supplemental indenture.

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Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article X may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Article XI
SATISFACTION AND DISCHARGE

Section 1101.         Satisfaction and Discharge of Indenture.

This Indenture shall, upon Company Request, cease to be of further effect with respect to the Notes (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to the Notes, when:

(1)            either

(A)           all Notes theretofore authenticated and delivered (other than (i) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 208 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 405) have been delivered to the Trustee for cancellation; or

(B)            all such Notes not theretofore delivered to the Trustee for cancellation

(i)             have become due and payable, or

(ii)            will become due and payable at their Stated Maturity within one year of the date of deposit, or

(iii)           are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, money in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and premium, if any, and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)            the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)            the Company has delivered to the Trustee an Officer’s Certificate of the Company and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such Notes have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 807 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 1101, the obligations of the Trustee under the last paragraph of Section 405 and Section 1102 shall survive.

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Section 1102.         Application of Trust Money.

Subject to the provisions of the last paragraph of Section 405, all money deposited with the Trustee pursuant to Section 1101 shall be held in trust and applied by it, in accordance with this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee. All money deposited with the Trustee pursuant to Section 1101 (and held by it or any Paying Agent) for the payment of Securities subsequently converted into other property shall be returned to the Company upon Company Request. The Company may direct by a Company Order the investment of any money deposited with the Trustee pursuant to Section 1101, without distinction between principal and income, in (1) United States Treasury securities with a maturity of one year or less or (2) a money market fund that invests solely in short-term United States Treasury securities (including money market funds for which the Trustee or an Affiliate of the Trustee serves as investment advisor, administrator, shareholder, servicing agent and/or custodian or sub-custodian, notwithstanding that (a) the Trustee charges and collects fees and expenses from such funds for services rendered and (b) the Trustee charges and collects fees and expenses for services rendered pursuant to this Indenture at any time) and from time to time the Company may direct the reinvestment of all or a portion of such money in other securities or funds meeting the criteria specified in clause (1) or (2) of this Section 1102.

Article XII
DEFEASANCE AND COVENANT DEFEASANCE

Section 1201.         Defeasance and Discharge.

The Company and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to the Notes and related Guarantees as provided in this Section 1201 on and after the date the conditions set forth in Section 1203 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that each of the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and Guarantees and to have satisfied all its other obligations under the Notes and Guarantees and this Indenture insofar as the Notes and Guarantees are concerned (and the Trustee, at the expense of the Company or the Guarantors, as the case may be, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of the Notes to receive, solely from the trust fund described in Section 1203 and as more fully set forth in such Section 1204, payments in respect of the principal of and premium, if any, and interest on the Notes when payments are due, (2) the Company’s obligations with respect to the Notes and the Guarantors’ obligations with respect to such Guarantees under Sections 206, 208, 404 and 405, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article XII. Subject to compliance with this Article XII, the Company may exercise its option, if any, to have this Section 1201 applied to the Notes and the Guarantees notwithstanding the prior exercise of its option, if any, to have Section 1202 applied to the Notes and Guarantees.

Section 1202.         Covenant Defeasance.

Upon the Company’s exercise of its option, if any, to have this Section 1202 applied to the Notes, (1) the Company and the Guarantors shall be released from their respective obligations under Section 501 and any covenants provided which were made a part of the terms of the Notes in accordance with Section 1001(1) for the benefit of the Holders of the Notes and (2) the occurrence of any event specified in Section 701 shall be deemed not to be or result in an Event of Default, in each case with respect to the Notes and the Guarantees as provided in this Section 1202 on and after the date the conditions set forth in Section 1203 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to the Notes and the Guarantees, each of the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and the Notes and the Guarantees shall be unaffected thereby.

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Section 1203.         Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 1201 or 1202 to any Notes:

(1)            The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 809 and agrees to comply with the provisions of this Article XII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of the Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount, or (C) a combination thereof to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and premium, if any, and interest on the Notes on the Stated Maturity, in accordance with the terms of this Indenture and the Notes, provided, that with respect to any discharge in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to such “make-whole” amount calculated as of the date of the discharge, with any deficit as of the Redemption Date (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. As used herein, “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(2)            In the event of an election to have Section 1201 apply to any Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Notes and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3)            In the event of an election to have Section 1202 apply to the Notes, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to the Notes and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4)            No Default or Event of Default with respect to the Notes shall have occurred and be continuing at the time of such deposit or, insofar as Section 701(6) or Section 701(7) are concerned, at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(5)            Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound.

(6)            The Company shall have delivered to the Trustee an Officer’s Certificate of the Company and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of the Notes at a future date in accordance with this Article XII.

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Section 1204.         Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 405, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 1204 and Section 1205, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 1203 in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of the Notes, of all sums due and to become due thereon in respect of principal and premium, if any, and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company and the Guarantors, jointly and severally, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1203 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder’s account.

Anything in this Article XII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1203 with respect to any Notes which are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Notes.

Section 1205.         Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article XII with respect to the Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and the Notes and the Guarantees from which the Company and the Guarantors have been discharged or released pursuant to Section 1201 or 1202 shall be revived and reinstated as though no deposit had occurred pursuant to this Article XII with respect to the Notes and the Guarantees, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1204 with respect to the Notes and the Guarantees in accordance with this Article XII; provided, however, that (a) if the Company or the Guarantors makes any payment of principal of or premium, if any, or interest on the Notes following such reinstatement of its obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights, if any, of the Holders of the Notes to receive such payment from the money so held in trust and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Company or the Guarantors, as the case may be, promptly after receiving a written request therefor at any time, if such reinstatement of the obligations of the Company or the Guarantors, as the case may be, has occurred and continues to be in effect.

Article XIII
MISCELLANEOUS PROVISIONS

Section 1301.         Compliance Certificates and Opinions.

Upon any application or request by the Company or any Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished; provided, however, that no such Opinion of Counsel shall be required in the case of any supplemental indenture executed and delivered concurrently with the original execution and delivery of this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 406) shall include:

(1)            a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

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(3)            a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)            a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1302.         Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Officer’s certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates of public officials or upon a certificate or opinion of, or representations by, an Officer or Officers stating that the information with respect to such factual matters is in the possession of the Company or a Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1303.         Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and, subject to Section 801, conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section 1303.

The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee reasonably deems sufficient. Where such execution is by a Person acting in a capacity other than such Person’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Notes shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent or the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

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The Company or any Guarantor may, in its discretion, set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of such Notes but shall have no obligation to do so; provided that none of the Company or any Guarantor may set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If not set by the Company or any Guarantor prior to the first solicitation of Holders of Outstanding Notes made by any Person in respect of such action or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be 30 days prior to the first solicitation of such vote or consent. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company or any Guarantor from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company or any Guarantor, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 1305.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 702, (iii) any request to institute proceedings referred to in Section 707(2) or (iv) any direction referred to in Section 711, in each case with respect to the Notes. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and the Guarantors in writing and to each Holder of Notes in the manner set forth in Section 1305.

With respect to any record date set pursuant to this Section 1303, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 1305, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1303, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any Notes may do so with regard to all or any part of the principal amount of such Notes or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 1304.         Notices, Etc., to Trustee, Company and Guarantors.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)            the Trustee by any Holder or by the Company or a Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be by facsimile) to or with the Trustee at its Corporate Trust Office; or

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(2)            the Company or a Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or overnight delivery, to the Company or any Guarantor addressed to the attention of the Secretary of the Company or such Guarantor at the address of the Company’s principal office specified in writing to the Trustee by the Company and, until further notice, at One Park Place, Suite 200, Annapolis, MD, 21401, Attention: Chief Legal Officer.

Any notice or communication to the Trustee shall be deemed delivered upon receipt. The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. For the avoidance of doubt, all notices, approvals, consents, requests and any communications hereunder or with respect to the Notes must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed by hand, by facsimile, or by way of a digital signature provided by DocuSign or Adobe (or such other digital signature provider as specified in writing to the Trustee by the authorized representative), in English). The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company or any other Person as a result of such reliance upon or compliance with such instructions or directions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 1305.         Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or overnight delivery, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the Applicable Procedures of the Depositary, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.

Section 1306.         Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1307.         Successors and Assigns.

All covenants and agreements in this Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.

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Section 1308.         Separability Clause.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1309.         Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1310.         Governing Law.

This Indenture, the Notes and the Guarantees shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of law.

Section 1311.         Judgment Currency.

The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Notes (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a Business Day, then, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

Section 1312.         Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Repurchase Price Payment Date or Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal and premium, if any, or interest, or the Redemption Price or Repurchase Price, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Repurchase Price Payment Date, or at the Stated Maturity. No interest shall accrue for the period from and after any such Interest Payment Date, Redemption Date, Repurchase Price Payment Date or Stated Maturity, as the case may be, to the date of such payment with respect to such Interest Payment Date, Redemption Date, Repurchase Price Payment Date or Stated Maturity.

Section 1313.         No Recourse Against Others.

A director, partner, officer, employee, member, manager or stockholder as such of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

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Section 1314.         WAIVER OF JURY TRIAL.

EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE AND THE HOLDERS, BY THEIR ACCEPTANCE OF THE NOTES, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AS AMONG THE COMPANY, THE GUARANTORS AND THE TRUSTEE ONLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE GUARANTEES.

Section 1315.         U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 1316.         Qualification of Indenture.

The Company and the Guarantors shall qualify this Indenture with respect to the Notes which are subject to a registration statement filed pursuant to the Registration Rights Agreement under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company, the Guarantors and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and such Notes and printing this Indenture and such Notes. The Trustee shall be entitled to receive from the Company and the Guarantors any such Officer’s Certificates, Opinion of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.

Section 1317.         Execution in Counterparts.

This Indenture may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes. An electronic signature shall be of the same legal effect, validity and enforceability as a manually executed signature.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first above written.

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Charles W. Melko
	Name:	Charles W. Melko
	Title:	Senior Managing Director, Chief Financial Officer and Treasurer

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE, L.P.

By:	HA Sustainable Infrastructure Capital, Inc.,
its general partner

By:	/s/ Charles W. Melko
	Name:	Charles W. Melko
	Title:	Senior Managing Director, Chief Financial Officer and Treasurer

HANNON ARMSTRONG CAPITAL, LLC

By:	/s/ Charles W. Melko
	Name:	Charles W. Melko
	Title:	Senior Managing Director, Chief Financial Officer and Treasurer

HAT HOLDINGS II LLC

By:	/s/ Charles W. Melko
	Name:	Charles W. Melko
	Title:	Chief Financial Officer

HAT HOLDINGS I LLC

By:	/s/ Charles W. Melko
	Name:	Charles W. Melko
	Title:	Chief Financial Officer

HAC HOLDINGS II LLC

By:	/s/ Charles W. Melko
	Name:	Charles W. Melko
	Title:	Senior Managing Director, Chief Financial Officer and Treasurer

HAC HOLDINGS I LLC

By:	/s/ Charles W. Melko
	Name:	Charles W. Melko
	Title:	Senior Managing Director, Chief Financial Officer and Treasurer

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U.S. Bank Trust Company, National Association, as Trustee

By:	/s/ Glen A Fougere
Name: Glen A Fougere
Title: Vice President

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Schedule I

GUARANTORS

1.            Hannon Armstrong Sustainable Infrastructure, L.P.

2.            Hannon Armstrong Capital, LLC

3.            HAT Holdings I LLC

4.            HAT Holdings II LLC

5.            HAC Holdings I LLC

6.            HAC Holdings II LLC

Appendix A

TRANSFER RESTRICTIONS

Article 1

DEFINITIONS

Section 1.1             Definitions.

Terms used in this Appendix A which are defined in the Indenture dated as of June 24, 2026 between HA Sustainable Infrastructure Capital, Inc. (the “Company”), the Guarantors (as defined therein) party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”), to which Indenture this Appendix A is attached and of which this Appendix A forms a part, shall have the respective meanings set forth in the Indenture. In addition, for the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Certificated Note” means a certificated Initial Note or Additional Note (bearing, in the case of an Initial Note or Additional Note, a Restricted Notes Legend unless such Legend has been removed in accordance with the provisions of this Appendix A or, in the case of any Additional Note, unless such Additional Note is a Registered Additional Note) that is registered in the name of a Holder other than the Depositary or its nominee and that does not bear the Global Note Legend.

“Distribution Compliance Period” means, with respect to any Regulation S Note, the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S, and (b) the date of original issuance of such Note or any predecessor Note.

“Note Custodian” means the custodian with respect to a Global Note, which shall initially be the Trustee, or any successor thereto.

“Purchase Agreement” means the Purchase Agreement dated June 15, 2026, between the Company, Guarantors and the Initial Purchasers relating to the Initial Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Additional Notes” means Additional Notes that were originally issued and sold pursuant to an effective registration statement under the Securities Act permitting such Additional Notes to be publicly offered and sold.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Restricted Global Note” means any Global Note that bears or is required to bear a Restricted Notes Legend.

“Restricted Notes Legend” means the Rule 144A Legend, the Regulation S Legend or the Certificated Note Restricted Legend, as applicable.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act

“Transfer Restricted Notes” means any Notes that bear or are required to bear a Restricted Notes Legend.

“Unrestricted Global Note” means any Global Note that does not bear or is not required to bear a Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

Section 1.2             Other Definitions.

Term	Defined in Section:
“Certificated Note Restricted Legend”	2.2(d)(iv)
“Global Note Legend”	2.2(d)(i)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Regulation S Legend”	2.2(d)(iii)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Legend”	2.2(d)(ii)
“Rule 144A Notes”	2.1(a)
“Schedule”	2.1(b)
“U.S. Resale Restriction Termination Date”	2.2(a)

Article 2

THE NOTES

Section 2.1             Forms of Notes.

(a)            Offering and Sale of Initial Notes and Additional Notes. The Initial Notes will be offered and sold by the Company to the Initial Purchasers pursuant to the Purchase Agreement. The Company may offer and sell Additional Notes from time to time, including, without limitation, offers and sales pursuant to one or more purchase agreements or underwriting agreements between the Company and one or more initial purchasers or underwriters. The Initial Notes will be resold, and Additional Notes (other than Registered Additional Notes) may be resold, initially only (i) to QIBs in reliance on Rule 144A (Notes so resold in reliance on Rule 144A, the “Rule 144A Notes”) and (ii) to Persons other than U.S. persons in reliance on Regulation S (Notes so resold in reliance on Regulation S, the “Regulation S Notes”). Initial Notes or any such Additional Notes (other than Registered Additional Notes) may thereafter be transferred only to, among others, QIBs in reliance on Rule 144A and non-U.S. persons in reliance on Regulation S, subject to the restrictions on transfer set forth herein and the other applicable requirements of the Indenture.

(b)            Global Notes. Unless otherwise provided in an Officers’ Certificate delivered to the Trustee, the Initial Notes and Additional Notes that are initially resold pursuant to Rule 144A shall be issued initially in the form of one or more Global Notes (each a “Rule 144A Global Note”), and Initial Notes and Additional Notes that are initially resold pursuant to Regulation S shall be issued initially in the form of one or more Global Notes (each a “Regulation S Global Note”), in each case bearing the Global Notes Legend and the applicable Restricted Notes Legend. Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Increases or Decreases in Global Note” (or a similar schedule) attached thereto (the “Schedule”). The aggregate principal amount of outstanding Notes represented by a Global Note may be increased or decreased, as applicable, from time to time to reflect transfers, exchanges, redemptions, repurchases and cancellation of Notes represented thereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Note Custodian, at the direction of the Security Registrar, in accordance with Section 2.2 of this Appendix A and any applicable provisions of the Indenture.

(c)            Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

Prior to the expiration of the Distribution Compliance Period with respect to a Regulation S Global Note, beneficial interests in such Regulation S Global Note may be held only through Clearstream and Euroclear, as Participants in the Depositary, provided, that if DTC is not the Depositary for such Regulation S Global Note during such Distribution Compliance Period, beneficial interests in such Regulation S Global Note shall be held in accordance with the customary procedures of whomsoever shall be the Depositary. After the expiration of the Distribution Compliance Period with respect to a Regulation S Global Note, holders of beneficial interests in such Regulation S Global Note may also hold interests in such Regulation S Global Note through Participants in the Depositary other than Clearstream and Euroclear, provided, that if DTC is not the Depositary for such Regulation S Global Note after such Distribution Compliance Period, beneficial interests in the Regulation S Global Note shall be held in accordance with the customary procedures of whomsoever shall be the Depositary.

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(d)            Certificated Notes. Except as provided in Section 206 of the Indenture, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes in exchange for their interests in such Global Notes.

Section 2.2             Transfer and Exchange.

(a)            Transfer Restrictions. So long as they are Transfer Restricted Notes, the Initial Notes and any Additional Notes (other than Registered Additional Notes) may not be offered, sold or disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the securities laws of any other applicable jurisdiction.

Neither a Rule 144A Note nor any interest or participation therein may be offered, sold, assigned, transferred, pledged or otherwise disposed of at any time prior to (x) the date which is six months (assuming the Company satisfy the current public reporting requirements of Rule 144) or one year (if the Company does not) after the later of the date of original issue of such Rule 144A Note (or any predecessor thereto) and the last date on which the Company or any “affiliate” (as defined in Rule 144) of the Company was the owner of such Rule 144A Note (or any predecessor thereto) or any interest or participation in such Rule 144A Note or (y) such later date, if any, as may be required by any subsequent change in applicable law (the “U.S. Resale Restriction Termination Date”), except (a) to the Company or any of its Subsidiaries, (b) pursuant to a registration statement which is effective under the Securities Act, (c) for so long as such Rule 144A Note is eligible for resale pursuant to Rule 144A, to a Person the transferor reasonably believes is a QIB acquiring such Rule 144A Note or such interest or participation for its own account or for the account of another QIB to whom notice is given that the transfer is being made in reliance on Rule 144A in a transaction meeting the requirements of Rule 144A, (d) to a non-U.S. person in an offshore transaction within the meaning of, and in compliance with, Regulation S or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject to, in each of the foregoing cases, any requirement of law that the disposition of such Rule 144A Note or such interest or participation be at all times within the transferor’s control, and to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture (including this Appendix A).

Until the expiration of the Distribution Compliance Period with respect to a Regulation S Note, such Regulation S Note or any interest or participation therein (i) may not be offered, sold, assigned, transferred, pledged or otherwise disposed within the United States (within the meaning of Regulation S) or to, or for the account or benefit of, a U.S. person, except to a Person that the transferor reasonably believes to be a QIB acquiring such Regulation S Note or such interest or participation for its own account or for the account of another QIB to whom notice is given that the transfer is being made in reliance on Rule 144A in a transaction meeting the requirements of Rule 144A and (ii) except as provided in clause (i) above, may not be offered, sold, assigned, transferred, pledged or disposed of except to a non-U.S. person in an offshore transaction within the meaning of, and in compliance with, Regulation S, and in each case such offer, sale, assignment, transfer, pledge or disposition must comply with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture (including this Appendix A). In addition, during such Distribution Compliance Period, beneficial interests in a Regulation S Global Note may only be held through Euroclear or Clearstream or its respective direct or indirect participants.

The remaining provisions of this Section 2.2 are intended to implement the forgoing restrictions. To the extent that any transfer or exchange of Transfer Restricted Notes (including, without limitation, beneficial interests in Restricted Global Notes) is not covered by a specific procedure in the remaining provisions of this Section 2.2, the Company may implement such procedures and impose such conditions to such exchange or transfer (including, without limitation, the delivery of certificates, legal opinions and other documents) as the Company in its sole discretion may deem necessary or appropriate to implement the foregoing restrictions.

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(b)            Transfer and Exchange of Certificated Notes. If Certificated Notes are issued in exchange for beneficial interests in Global Notes pursuant to Section 206 of the Indenture, such Certificated Notes will be registered in the names, and issued in any authorized denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and, if any such Global Notes are Transfer Restricted Notes, the Certificated Notes issued in exchange for interests therein will bear the Certificated Note Restricted Legend and either the Rule 144A Legend or the Regulation S Legend, as applicable, unless otherwise determined by the Company. If Certificated Notes are issued in exchange for beneficial interests in Global Notes, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the applicable Global Note in an amount equal to the principal amount of the interests being exchanged for Certificated Notes and the Security Registrar shall instruct the Note Custodian to decrease or reflect on its records a decrease in the principal amount of such Global Note (and to record such decrease by endorsement on the Schedule attached to such Global Note) in a principal amount equal to the principal amount of such interests being exchanged. If Certificated Notes are issued in exchange for beneficial interests in a Restricted Global Note, then, unless the Company shall otherwise advise the Trustee and the Security Registrar in writing, such interests may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.2 (including the certification and other requirements set forth in this Section 2.2 intended to ensure that such exchanges comply with Rule 144A, Regulation S or another applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

When Certificated Notes are presented to the Security Registrar with a request:

(x) to register the transfer of such Certificated Notes; or

(y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met and if the requirements for such registration of transfer or exchange set forth in this Appendix A and Section 206 of the Indenture shall have been satisfied; provided, however, that if a Certificated Note surrendered for transfer or exchange bears a Restricted Notes Legend, the Security Registrar shall not register the transfer or exchange of such Certificated Note (including any such transfer or exchange to the Company or a Subsidiary of the Company) unless (A) such transferor shall have delivered to the Security Registrar a certificate to the effect set forth in Exhibit E to the Indenture, appropriately completed and signed by such transferor, (B) in the case of any transfer or exchange pursuant to any transaction that is exempt from registration under the Securities Act (other than a transfer to the Company or one of its Subsidiaries or a transaction pursuant to Rule 144A or Regulation S), such transferor shall have also delivered to the Security Registrar (i) if such transfer or exchange is being made pursuant to Rule 144, a legal opinion addressed to the Company and the Security Registrar, in form and substance satisfactory to the Company, to the effect that such transfer or exchange is being made in reliance on Rule 144, that the Holder may transfer such Certificated Note without registration under the Securities Act pursuant to Rule 144 and that, accordingly, the Restricted Note Legend on such Certificated Note may be removed or (ii) if such transfer or exchange is not being made pursuant to Rule 144, a legal opinion addressed to the Company and the Security Registrar, in form and substance satisfactory to the Company, to the effect that such transfer or exchange may be effected without registration under the Securities Act and (C) such transferor shall have also delivered to the Company and the Security Registrar, as the case may be, any additional certifications, legal opinions and other information as may be required by the Company to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and applicable state or other securities laws. In the case of any such proposed transfer or exchange that requires the delivery of a legal opinion as provided for above, the Security Registrar shall notify the Company of such proposed transfer or exchange in order to provide the Company with an opportunity to review such legal opinion and request such additional certifications, legal opinions and other information the Company may require.

(c)            Transfer and Exchange of Global Notes. (i) The transfer and exchange of beneficial interests in Global Notes shall be effected through the Depositary, in accordance with the Indenture (including this Appendix A) and the procedures of the Depositary and, if applicable, Clearstream and Euroclear. In the case of any exchange of a beneficial interest in a Rule 144A Global Note for a beneficial interest in a Regulation S Global Note, and any transfer of a beneficial interest in a Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, in each case being made prior to expiration of the Distribution Compliance Period with respect to such Regulation S Global Note, the beneficial interests in such Regulation S Global Note must be held through an account with a participant in either Euroclear or Clearstream, or both, as the case may be.

(i)            Subject to compliance with the other applicable requirements of this Section 2.2(c), if the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, (A) the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred; and (B) the Security Registrar shall instruct the Note Custodian to increase or reflect on its records an increase in the principal amount of the Global Note to which such interest is being transferred (and to record such increase by endorsement on the Schedule attached to such Global Note) in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall instruct the Note Custodian, concurrently with such increase, to decrease or reflect on its records a decrease in the principal amount of the Global Note from which such interest is being transferred by a corresponding amount (and to record such decrease by endorsement on the Schedule attached to such Global Note).

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(ii)            If the proposed transfer is an exchange of a beneficial interest in a Rule 144A Global Note for a beneficial interest in a Regulation S Global Note or the transfer of a beneficial interest in a Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, the transferor of such beneficial interest shall deliver to the Security Registrar prior to any such exchange or transfer (A) a certificate substantially in the form of Exhibit B to the Indenture if such exchange or transfer is to occur prior to the expiration of the Distribution Compliance Period with respect to such Regulation S Global Note or (B) a certificate substantially in the form of Exhibit C to the Indenture if such exchange or transfer is to occur after the expiration of such Distribution Compliance Period, in each case appropriately completed and signed by the transferor.

(iii)           If the proposed transfer is an exchange of a beneficial interest in a Regulation S Global Note for a beneficial interest in a Rule 144A Global Note or the transfer of a beneficial interest in a Regulation S Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Note and such exchange or transfer is to occur prior to the expiration of the Distribution Compliance Period with respect to such Regulation S Global Note, the transferor of such beneficial interest shall deliver to the Security Registrar prior to any such exchange or transfer a certificate substantially in the form of Exhibit D to the Indenture, appropriately completed and signed by such transferor.

(iv)          Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such original Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest.

(v)            Notwithstanding any other provisions of this Appendix A, a Global Note may not be transferred except as provided in Section 206 of the Indenture.

(d)            Legend.

(i)             Each Global Note shall bear the following or a similar legend (or, if DTC is not the Depositary for such Global Note, any other legend that may be required by whosoever shall be the Depositary) (the “Global Notes Legend”) on the face thereof:

“UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

“UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM UNDER THE LIMITED CIRCUMSTANCES PERMITTED BY THE INDENTURE REFERRED TO BELOW, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.”

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(ii)            Each Rule 144 Global Note and any Certificated Notes issued in exchange for interests in a Rule 144A Global Note shall bear the following legend or a legend to substantially the following effect (the “Rule 144A Legend”) on the face thereof unless such legend is removed in accordance with the Indenture (including, without limitation, this Appendix A):

“THIS NOTE (INCLUDING ANY RELATED GUARANTEES) HAS NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE JURISDICTION. BY ITS ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS THAT IT AND ANY INVESTOR ACCOUNT FOR WHICH IT IS ACQUIRING THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) (A “QUALIFIED INSTITUTIONAL BUYER”)) TO WHOM NOTICE HAS BEEN GIVEN THAT SUCH TRANSFER IS BEING MADE PURSUANT TO RULE 144A, (2) AGREES TO OFFER, SELL, ASSIGN, TRANSFER, PLEDGE OR OTHERWISE DISPOSE OF THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN, PRIOR TO (X) THE DATE WHICH IS SIX MONTHS (ASSUMING THE COMPANY SATISFIES THE CURRENT PUBLIC REPORTING REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT) OR ONE YEAR (IF THE COMPANY DOES NOT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS NOTE (OR ANY PREDECESSOR HERETO) AND THE LAST DATE ON WHICH THE COMPANY OR ANY “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) OR SUCH INTEREST OR PARTICIPATION AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW, ONLY (A) TO THE COMPANY OR ANY OF THE COMPANY’S SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ACQUIRING THIS NOTE OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF, AND IN COMPLIANCE WITH, REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO, IN EACH OF THE FOREGOING CASES, ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS NOTE OR SUCH INTEREST OR PARTICIPATION BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND TO COMPLIANCE WITH THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION AND WITH THE PROCEDURES SPECIFIED IN THE INDENTURE REFERRED TO BELOW, INCLUDING THE DELIVERY OF ANY CERTIFICATE, OPINION OF COUNSEL OR OTHER INFORMATION THAT MAY BE REQUIRED BY THE INDENTURE OR THE COMPANY. THIS LEGEND MAY ONLY BE REMOVED AT THE INSTRUCTION OF THE COMPANY TO THE TRUSTEE.”

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(iii)           Each Regulation S Global Note and any Certificated Note issued in exchange for interests in a Regulation S Global Note during the applicable Distribution Compliance Period shall bear the following legend or a legend to substantially the following effect (the “Regulation S Legend”) on the face thereof unless such legend is removed in accordance with the Indenture (including, without limitation, this Appendix A):

“THIS NOTE (INCLUDING ANY RELATED GUARANTEES) HAS NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE JURISDICTION. PRIOR TO THE EXPIRATION OF THE 40-DAY “DISTRIBUTION COMPLIANCE PERIOD” (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT), THIS NOTE (INCLUDING ANY RELATED GUARANTEES) OR ANY INTEREST OR PARTICIPATION HEREIN (1) MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES (WITHIN THE MEANING OF REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (WITHIN THE MEANING OF REGULATION S), EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) ACQUIRING THIS NOTE OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER SUCH QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON SUCH RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT AND (2) EXCEPT AS PROVIDED IN CLAUSE (1) ABOVE, MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR DISPOSED OF EXCEPT TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF, AND IN COMPLIANCE WITH, REGULATION S, AND IN EACH CASE SUCH OFFER, SALE, ASSIGNMENT, TRANSFER, PLEDGE OR DISPOSITION MUST COMPLY WITH THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION AND WITH THE PROCEDURES SPECIFIED IN THE INDENTURE REFERRED TO BELOW, INCLUDING THE DELIVERY OF ANY CERTIFICATE, OPINION OF COUNSEL OR OTHER INFORMATION THAT MAY BE REQUIRED BY THE INDENTURE OR THE COMPANY. THIS LEGEND MAY ONLY BE REMOVED AT THE INSTRUCTION OF THE COMPANY TO THE TRUSTEE.

(iv)           Except as permitted by this Section 2.2, in addition to bearing the applicable legend set forth in clause (ii) or (iii) above, each Certificated Note will bear the following legend or a legend to substantially the following effect (the “Certificated Note Restricted Legend”) on the face thereof unless such legend is removed in accordance with the Indenture (including, without limitation, this Appendix A):

“IN CONNECTION WITH ANY TRANSFER OR EXCHANGE OF THIS NOTE, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH CERTIFICATIONS, LEGAL OPINIONS AND OTHER INFORMATION AS THE INDENTURE REFERRED TO BELOW OR THE COMPANY MAY REQUIRE TO CONFIRM THAT THE TRANSFER OR EXCHANGE COMPLIES WITH THE SECURITIES ACT AND APPLICABLE STATE OR OTHER SECURITIES LAWS.”

(v)            Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Restricted Global Note) pursuant to Rule 144 under the Securities Act:

(A)           in the case of any Transfer Restricted Note that is a Certificated Note, the Security Registrar shall permit the Holder thereof to transfer such Transfer Restricted Note to a Person who takes delivery thereof in the form of a Certificated Note that does not bear a Restricted Notes Legend; and

(B)            in the case of any Transfer Restricted Note that is represented by a Restricted Global Note, the Security Registrar shall permit the owner of a beneficial interest therein to transfer such Transfer Restricted Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note,

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in either case, if the Holder of such Note or the owner of such beneficial interest, as the case may be, complies with the requirements of the second paragraph of Section 2.2(b) of this Appendix A (assuming for that purpose, in the case of the transfer of a beneficial interest in a Restricted Global Note, that such Restricted Global Note were a Certificated Note that bears a Restricted Notes Legend and that such second paragraph applies to a transfer of such beneficial interest, mutatis mutandis), including, without limitation, the delivery of a legal opinion to the effect specified in such paragraph for a transfer pursuant to Rule 144 and a certificate to the effect set forth in Exhibit F to the Indenture, appropriately completed and signed by the transferor.

(vi)           Registered Additional Notes shall not be required to bear a Restricted Notes Legend.

(vii)          Upon the consummation of an Exchange Offer with respect to the Notes pursuant to which Holders of such Notes are offered Exchange Notes in exchange for their Notes, the Exchange Notes in global form without the Rule 144A Restricted Legend or Regulation S Restricted Legend, as applicable, shall be authenticated in exchange for such Notes exchanged in such Exchange Offer.

(e)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Global Note or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Global Note (or other security or property) under or with respect to such Global Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Global Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Notes shall be exercised only through DTC subject to the applicable rules and procedures of DTC.  The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(f)             The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Global Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.  Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by DTC.

(g)            Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Certificated Notes or transferred in exchange for interests in an Unrestricted Global Note, or all of the outstanding Notes shall have been redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation as provided in Section 211 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, transferred in exchange for an interest in another Global Note or redeemed, repurchased or canceled or if a beneficial interest in another Global Note is transferred in exchange for an interest in such Global Note or if Additional Notes are issued and are to be evidenced by such Global Note, then in each case, the Security Registrar shall cause the aggregate principal amount of the applicable Global Note or Global Notes to be reduced or increased, as applicable, and shall instruct the Note Custodian to decrease or increase, or reflect on its records a decrease or increase, as the case may be, in the principal amount of such Global Note or Global Notes (and to record such decrease or increase, as the case may be, by endorsement on the Schedule attached to each such Global Note in the applicable principal amount).

8

Exhibit A

[FORM OF FACE OF NOTE]

[If Global Note, insert Global Note Legend from Appendix A]

[If Certificated Note, insert Certificated Note Legend from Appendix A](1)

[If Rule 144 Note, insert Rule 144A Legend from Appendix A](2)

[If Regulation S Note, insert Regulation S Legend from Appendix A](3)

(1)  Not required for Notes that do not bear and are not required to bear a Restricted Notes Legend.

(2)  Not required for Notes that do not bear and are not required to bear a Restricted Notes Legend.

(3)  Not required for Notes that do not bear and are not required to bear a Restricted Notes Legend.

A-1

HA Sustainable Infrastructure Capital, Inc.

5.950% GREEN SENIOR UNSECURED NOTE DUE 2033

No.	Principal Amount (US)$

CUSIP NO. [ ]

HA Sustainable Infrastructure Capital, Inc., a corporation duly formed and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any Successor Party under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of United States dollars (U.S.$ ) on July 15, 2033 and to pay interest thereon, from and including June 24, 2026, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, which shall be January 15 and July 15 of each year, commencing on January 15, 2027, at the per annum rate of 5.950%, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Record Date for such interest, which shall be the January 1 or July 1 immediately prior to the relevant Interest Payment Date (whether or not a Business Day). Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of the Notes not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of principal of, and premium, if any, and interest on this Note and the Repurchase Price in connection with a Change of Control Repurchase Event will be made at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. With respect to Global Notes, the Company will make such payments by wire transfer of immediately available funds to DTC, or its nominee, as registered owner of the Global Notes. With respect to certificated Notes, the Company will make such payments, at its option, (i) by wire transfer of immediately available funds to a United States Dollar account maintained in New York, New York to each Holder that has furnished wire instructions in writing to the Trustee no later than 12 days prior to the relevant payment date or (ii) by mailing a check to such Holder’s registered address.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-2

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized Officers.

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC., as issuer

By:
Name:
Title:

A-3

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:

Authorized Signatory

A-4

[FORM OF REVERSE OF NOTE]

1. Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its “5.950% Green Senior Unsecured Notes due 2033” (herein called the “Notes”), issued under an indenture, dated as of June 24, 2026 (the “Indenture”), among the Company, the Guarantors and U.S. Bank Trust Company, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The aggregate principal amount of Initial Notes Outstanding at any time may not exceed $1,000,000,000 in aggregate principal amount. The Indenture pursuant to which this Note is issued provides that Additional Notes may be issued thereunder.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In the event of a conflict or inconsistency between this Note and the Indenture, the provisions of the Indenture shall govern.

2. Optional Redemption. Prior to May 15, 2033 (the “Par Call Date”), the Company may redeem the Notes, in whole or in part, at its option at any time or from time to time, on notice given not more than 60 days nor less than 10 days prior to the Redemption Date, at a Redemption Price equal to the greater of (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed discounted to the Redemption Date (assuming the Notes being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate, plus 30 basis points less (b) interest accrued to the Redemption Date, and (ii) 100% of the aggregate principal amount of the Notes being redeemed, plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at its option, at any time or from time to time, on notice given not more than 60 days nor less than 10 days prior to the Redemption Date, at a Redemption Price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date.

3. Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Notes, the Company will make an offer to each Holder of Notes to repurchase all or any part (each new Note will be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, pursuant to the provisions of Section 403 of the Indenture.

4. Global Note. If this Note is a Global Note, then, in the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, redemption, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.

5. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment of the amount of principal so declared due and payable, all obligations of the Company in respect of the payment of the principal of and interest on the Notes shall terminate.

No Holder of Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official) or for any other remedy hereunder (except actions for payment of overdue principal of, and premium, if any, or interest on such Notes in accordance with its terms), unless (i) such Holder has previously given written notice to the Trustee of an Event of Default and the continuance thereto with respect to the Notes, specifying an Event of Default, as required under the Indenture; (ii) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (iii) such Holder or Holders have offered to the Trustee indemnity and/or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity and/or security; and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all of such Holders.

A-5

The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal of, and premium, if any, or interest hereon, on or after the respective due dates expressed herein.

6. Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note. Certain modifications or amendments to the Indenture require the consent of the Holder of each Outstanding Note affected.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair (without the consent of the Holder hereof) the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

7. Registration and Transfer. As provided in the Indenture and subject to certain limitations therein set forth (including, if applicable, Appendix A of the Indenture), the transfer of this Note is registerable on the Security Register. Upon surrender for registration of transfer of this Note at the office or agency of the Company, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and principal amount. As provided in the Indenture and subject to certain limitations therein set forth (including, without limitation, Appendix A thereto), at the option of the Holder, this Note may be exchanged for one or more new Notes of any authorized denominations and of like tenor and principal amount, upon surrender of this Note at such office or agency. Upon such surrender by the Holder, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of like tenor and principal amount. Every Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed (if so required by the Company or the Trustee), or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing. No service charge shall be made for any such registration of transfer or exchange, but the Company and/or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, a Guarantor or the Trustee may treat the Person in whose name such Note is registered as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Guarantors, the Trustee nor any agent of the Company, a Guarantor or the Trustee shall be affected by notice to the contrary.

8. Guarantee. As expressly set forth in the Indenture, payment of this Note is jointly and severally and fully and unconditionally guaranteed by the Guarantors that have become and continue to be Guarantors pursuant to the Indenture. Guarantors may be released from their obligations under the Indenture and their Guarantees under the circumstances specified in the Indenture.

9. Governing Law. THE INDENTURE, THIS NOTE AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

A-6

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM (= tenant in common)

TEN ENT (= tenants by the entireties (Cust))

JT TEN (= joint tenants with right of survivorship and not as tenants in common)

UNIF GIFT MIN ACT (= under Uniform Gifts to Minors Act )

Additional abbreviations may also be used though not in the above list.

A-7

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _____________________________ , as agent, to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signature:

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act.

A-8

[SCHEDULE OF INCREASES AND DECREASES IN NOTE]

HA Sustainable Infrastructure Capital, Inc.

5.950% Green Senior Unsecured Notes due 2033

The initial principal amount of this Note is $   . The following increases or decreases in this Note have been made:

Date	Amount of decrease in Principal Amount of this Note	Amount of increase in Principal Amount of this Note	Principal Amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee (1)

(1)            Insert for Global Notes only

A-9

Exhibit B

FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR EXCHANGE FROM RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

U.S. Bank Trust Company, National Association, as Trustee

CityPlace I, 185 Asylum Street, 27th Floor

Hartford, Connecticut 06103

Attention: HA Sustainable Infrastructure Capital, Inc.

Re: HA Sustainable Infrastructure Capital, Inc.

$[ ] 5.950% Notes due 2033 (the “Notes”)

Reference is hereby made to the Indenture dated as of June 24, 2026 between HA Sustainable Infrastructure Capital, Inc. (the “Company”), the Guarantors (as defined therein) party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[ ] aggregate principal amount of Notes represented by a beneficial interest in a Rule 144A Global Note (CUSIP No. 40409A AB6/ ISIN No. US40409AAB61) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of the foregoing principal amount of its beneficial interest for an interest in the Regulation S Global Note (CUSIP No. U2444X AC8/ ISIN No. USU2444XAC84) to be held by [Euroclear][Clearstream] through DTC.

In connection with such request and in respect of such Notes, the Transferor hereby certifies that such exchange or transfer is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture and pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor hereby represents, covenants or agrees as follows:

(1)            the offer of such Notes was not made to a Person in the United States (as defined in Regulation S);

(2)            either: (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through (i) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of an exchange or transfer pursuant to Rule 903 of Regulation S or (ii) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of an exchange or transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S;

(3)            no directed selling efforts (as defined in Regulation S) have been or will be made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable;

(4)            if the Transferor is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Notes covered by this Certificate, then the requirements of Rule 904(b)(1) of Regulation S have been satisfied;

(5)            the transfer or exchange, as applicable, is not being made to a U.S. Person or for the account or benefit of a U.S. Person;

B-1

(6)            the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(7)            upon completion of the transfer or exchange, as applicable, the beneficial interest being exchanged or transferred as described above will be held with DTC through Euroclear or Clearstream or both.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[TRANSFEROR]

[By:	]
Name:
Title:

Dated:

B-2

Exhibit C

FORM OF TRANSFER CERTIFICATE FOR THE TRANSFER OR EXCHANGE FROM RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

U.S. Bank Trust Company, National Association, as Trustee

CityPlace I, 185 Asylum Street, 27th Floor

Hartford, Connecticut 06103

Attention: HA Sustainable Infrastructure Capital, Inc.

Re: HA Sustainable Infrastructure Capital, Inc.

$[ ] 5.950% Notes due 2033 (the “Notes”)

Reference is hereby made to the Indenture dated as of June 24, 2026 between HA Sustainable Infrastructure Capital, Inc. (the “Company”), the Guarantors (as defined therein) party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[ ] aggregate principal amount of Notes represented by a beneficial interest in a Rule 144A Global Note (CUSIP No. 40409A AB6/ ISIN No. US40409AAB61) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of the foregoing principal amount of its beneficial interest for an interest in the Regulation S Global Note (CUSIP No. U2444X AC8/ ISIN No. USU2444XAC84) to be held by [Euroclear][Clearstream] through DTC.

In connection with such request and in respect of such Notes, the Transferor hereby certifies that such exchange or transfer is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture and pursuant to and in accordance with either (1) Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), or (2) Rule 144 under the Securities Act, and accordingly the Transferor hereby represents, covenants or agrees as follows:

(1) with respect to transfers and exchanges made in reliance on Regulation S (including any such transfers and exchanges made after the U.S. Resale Restriction Termination Date):

(A)          the offer of such Notes was not made to a Person in the United States (as defined in Regulation S);

(B)           either: (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through (i) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of an exchange or transfer pursuant to Rule 903 of Regulation S or (ii) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of an exchange or transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S;

(C)           no directed selling efforts (as defined in Regulation S) have been or will be made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable; and

(D)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

C-1

(2)            with respect to transfers and exchanges made after the U.S. Resale Restriction Termination Date: such Notes are being transferred in a transaction permitted by, and in compliance with, Rule 144 under the Securities Act and the Transferor is contemporaneously delivering the legal opinion required pursuant to Sections 2.2(b) and 2.2(d)(v) of Appendix A to the Indenture in connection with such transfer or exchange, as applicable.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[TRANSFEROR]

[By:	]
Name:
Title:

Dated:

C-2

Exhibit D

FORM OF TRANSFER CERTIFICATE
FOR TRANSFER OR EXCHANGE FROM REGULATION S GLOBAL NOTE
TO RULE 144A GLOBAL NOTE PRIOR TO THE
EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

U.S. Bank Trust Company, National Association, as Trustee

CityPlace I, 185 Asylum Street, 27th Floor

Hartford, Connecticut 06103

Attention: HA Sustainable Infrastructure Capital, Inc.

Re: HA Sustainable Infrastructure Capital, Inc.

$[ ] 5.950% Notes due 2033 (the “Notes”)

Reference is hereby made to the Indenture dated as of June 24, 2026 between HA Sustainable Infrastructure Capital, Inc. (the “Company”), the Guarantors (as defined therein) party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[ ] aggregate principal amount of Notes represented by a beneficial interest in a Regulation S Global Note (CUSIP No. U2444X AC8/ ISIN No. USU2444XAC84) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of the foregoing principal amount of its beneficial interest for an interest in the Rule 144A Global Note (CUSIP No. 40409A AB6/ ISIN No. US40409AAB61) to be held by [Euroclear][Clearstream] through DTC.

In connection with such request, and in respect of such Notes, the Transferor hereby certifies that such transfer or exchange, as applicable, is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture and pursuant to and in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is acquiring such Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A to whom notice has been given that such transfer or exchange, as applicable, is being made pursuant to Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. The Transferor does further certify that it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer or exchange, as applicable.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company.

D-1

[TRANSFEROR]

[By:	]
Name:
Title:

Dated:

D-2

Exhibit E

FORM OF TRANSFER CERTIFICATE FOR OTHER TRANSFERS AND EXCHANGES

U.S. Bank Trust Company, National Association, as Trustee

CityPlace I, 185 Asylum Street, 27th Floor

Hartford, Connecticut 06103

Attention: HA Sustainable Infrastructure Capital, Inc.

Re: HA Sustainable Infrastructure Capital, Inc.

$[ ] 5.950% Notes due 2033 (the “Notes”)

Reference is hereby made to the Indenture dated as of June 24, 2026 between HA Sustainable Infrastructure Capital, Inc. (the “Company”), the Guarantors (as defined therein) party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[ ] aggregate principal amount of Notes represented by [a Certificated Note, with serial no. [                  ], held by [TRANSFEROR] (the “Transferor”)][a beneficial interest in a Rule 144A Global Note (CUSIP No. 40409A AB6 / ISIN No. US40409AAB61) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”)][a beneficial interest in a Regulation S Global Note (CUSIP No. U2444X AC8/ ISIN No. USU2444XAC84) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”)]. The Transferor has requested a transfer or an exchange of the foregoing principal amount of [such Note to [TRANSFEREE]].

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture (including Appendix A thereto), and accordingly the Transferor does hereby represent, covenant or agree as follows:

CHECK ONE BOX BELOW

(1)	☐	such Notes are being transferred to the Company or a Subsidiary of the Company; or

(2)	☐	such Notes are being transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)	☐	such Notes are being transferred or exchanged, as applicable, pursuant to and in accordance with Rule 144A (“Rule 144A”) under the Securities Act, to a transferee that the Transferor reasonably believes is acquiring such Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A to whom notice has been given that such transfer is being made pursuant to Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. The Transferor does further certify that it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer; or

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(4)	☐	[Regulation S Transfers prior to the expiration of the Distribution Compliance Period] such Notes are being transferred or exchanged, as applicable, pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S (“Regulation S”) under the Securities Act, and (i) the offer of such Notes was not made to a Person in the United States (as defined in Regulation S); (ii) either: (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through (x) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of an exchange or transfer pursuant to Rule 903 of Regulation S or (y) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of an exchange or transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S; (iii) no directed selling efforts (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable; (iv) if the Transferor is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Notes covered by this Certificate, then the requirements of Rule 904(b)(1) of Regulation S have been satisfied; (v) the transfer or exchange, as applicable, is not being made to a U.S. Person or for the account or benefit of a U.S. Person; (vi) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and (vii) if such Notes are being transferred or exchanged, as applicable, for interests in a Regulation S Global Note, upon completion of the transfer or exchange, the beneficial interest being exchanged or transferred as described above will be held with DTC through Euroclear or Clearstream or both; or

(5)	☐	[Regulation S Transfers after the expiration of the Distribution Compliance Period] such Notes are being transferred or exchanged, as applicable, pursuant to and in accordance with Regulation S, and (i) the offer of such Notes was not made to a Person in the United States (as defined in Regulation S); (ii)either: (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through (x) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of an exchange or transfer pursuant to Rule 903 of Regulation S or (y) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of an exchange or transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S; (iii) no directed selling efforts (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable; and (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(6)	☐	such Notes are being transferred or exchanged, as applicable, pursuant to Rule 144 under the Securities Act of 1933 or another available exemption from registration under the Securities Act of 1933 and the Transferor is contemporaneously delivering the legal opinion required pursuant to Section 2.2(b) and/or Section 2.2(d)(v) of Appendix A to the Indenture in connection with such transfer.

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Unless one of the boxes is checked, the Security Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (6) is checked, the Transferor shall be required to deliver to the Security Registrar the legal opinion referred to in Section 2.2(b) of Appendix A to the Indenture; and provided, further, that in any such case the Transferor may be required to deliver such additional certifications, legal opinions and other information as may be required by the Company to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and applicable state or other securities laws.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[TRANSFEROR]

[By:	]
Name:
Title:

Dated:

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